Exhibit 99.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and between

UNIFIED GROCERS, INC.

and

AMTRUST FINANCIAL SERVICES, INC.

Dated as of April 16, 2015

Table of Contents

(continued)

ii

Table of Contents

(continued)

Page
EXHIBITS

Exhibit A	Aon Report

Exhibit B	Form of Master Services Agreement

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of April 16, 2015 (this “Agreement”), is made by and between AmTrust Financial Services, Inc., a Delaware corporation (“Buyer”), and Unified Grocers, Inc., a California corporation (“Seller”).

R E C I T A L S:

WHEREAS, (i) Seller owns all of the issued and outstanding shares of the common stock, par value $10.00 per share, of Unified Grocers Insurance Services (the “Agency”), a California corporation (the “Agency Shares”), (ii) the Agency owns (x) all of the issued and outstanding shares of the common stock, par value $600.00 per share, of Springfield Insurance Company (“SIC”), an insurance company domiciled in the State of California (the “SIC Shares”), and (y) all of the issued and outstanding shares of the common stock, par value $1.00 per share, of Springfield Insurance Company Limited (Bermuda) (“SICL” and, collectively with the Agency and SIC, the “Acquired Companies”), an insurance company domiciled in Bermuda (the “SICL Shares” and, collectively with the Agency Shares and the SIC Shares, the “Shares”); and

WHEREAS, Seller wishes to sell the Agency Shares to Buyer, and Buyer wishes to purchase the Agency Shares from Seller, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

Sale and Purchase of Agency Shares

1.1 Basic Transaction. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer, all of the Agency Shares, free and clear of all Liens (other than those arising out of acts of Buyer or any of its Affiliates), for an amount equal to the sum of (a) the Closing TBV and (b) $1 million (the “Purchase Price”).

1.2 Purchase Price.

(a) Payment of Estimated Purchase Price.

(i) On the Closing Date, Buyer will pay to Seller and Seller will accept and upon receipt acknowledge receipt of, an amount in cash equal to the Estimated Closing TBV plus $1 million (the “Estimated Purchase Price”), in the manner described in Section 1.3(c)(i).

(ii) The Parties hereby agree that, upon the Closing, the Note Amount shall be fully repaid and that such repayment will be funded with a portion of the Estimated Purchase Price. Upon Seller’s receipt of the Purchase Price, the Note will be terminated in accordance with Section 4.9 hereof and none of the Acquired Companies shall have any further obligation or liability in respect of thereof.

(b) Purchase Price Adjustment.

(i) At least five days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Estimated Closing Statement”) consisting of (A) an estimated consolidated balance sheet of the Acquired Companies as of the Closing Date, (B) a good faith estimate of the Closing TBV derived from such balance sheet (such estimate, the “Estimated Closing TBV”) and (C) the resulting Estimated Purchase Price. The Estimated Closing Statement shall be prepared in accordance with Schedule 1.2(b)(i) and, except as otherwise set forth on Schedule 1.2(b)(i), with GAAP (the “Applicable Accounting Principles”). For avoidance of doubt, the parties hereby agree that the calculation of the Closing TBV pursuant to this Section 1.2(b) shall not address or incorporate any increase in the Acquired Companies’ Insurance Reserves as a result of adverse development and that Buyer’s recovery for any such increase (except in the case of a breach by Seller of the representation contained in the third sentence of Section 2.6(d) hereof) shall be pursuant to Sections 1.2(c) and 4.11 hereof.

(ii) Within 90 days after the Closing Date, Buyer shall prepare and deliver, or cause to be prepared and delivered, to Seller a statement (the “Closing Statement”) consisting of a consolidated balance sheet of the Acquired Companies as of the Closing Date but without giving effect to the Closing (the “Closing Balance Sheet”), a calculation in reasonable detail of the Closing TBV and a calculation of the amount, if any, payable pursuant to clause (v) of this Section 1.2(b). The Closing Statement shall be prepared in accordance with the Applicable Accounting Principles.

(iii) Within 45 days following receipt by Seller of the Closing Statement, Seller shall deliver written notice (an “Objection Notice”) to Buyer of any dispute it has with respect to the preparation or content of such statement. An Objection Notice must describe in reasonable detail the items contained in the Closing Statement that Seller disputes and the basis for any such disputes. Any items not disputed in the Objection Notice will be deemed to have been accepted by Seller. If Seller does not deliver an Objection Notice with respect to the Closing Statement within such 45-day period, the Closing Statement will become final, conclusive and binding on the parties. If Seller delivers a timely Objection Notice, Buyer and Seller shall negotiate in good faith to resolve in writing the disputed items set forth in the Objection Notice. If Buyer and Seller reach agreement with respect to any such disputed items, Buyer shall revise the Closing Statement to reflect such agreement. If Buyer and Seller, notwithstanding such good faith effort, fail to resolve such disputed items in writing within 15 days after Seller delivers an Objection Notice, then Buyer and Seller, jointly, shall engage and submit the unresolved disputed items to a nationally recognized independent registered public accounting firm appointed by mutual agreement of Buyer and Seller (the “Arbitration Firm”) to resolve such disputed items. Buyer and Seller shall request that the Arbitration Firm render its determination within 15 days after the unresolved disputed items are submitted for review. The scope of the disputes to be resolved by the Arbitration Firm is limited to the unresolved disputed items in the Objection Notice. In resolving any disputed item, the Arbitration Firm may not assign a value to any item greater than the greatest value claimed for such item by either party or less than the smallest value claimed for such item by either party. Each party shall use its reasonable best efforts to furnish to the Arbitration Firm such work papers and other, books, records, documents and other information pertaining to the unresolved disputed items submitted for resolution as the Arbitration Firm may request. All fees and expenses of the Arbitration Firm incurred in rendering any determination pursuant to this Section 1.2(b) shall be borne by Seller, on the one hand, and Buyer, on the other hand, in inverse proportion as they may prevail, in the aggregate, on all disputed items resolved by the Arbitration Firm, which proportionate allocations shall also be determined by the Arbitration Firm at the time the determination of the Arbitration Firm is rendered on such disputed items. All determinations made by the Arbitration Firm will be final, conclusive and binding on the parties absent manifest error, and Buyer shall revise the Closing Statement to reflect such determination upon receipt thereof. Judgment may be entered upon the determination of the Arbitration Firm in any court having jurisdiction over the party against which such determination is to be enforced.

(iv) For purposes of complying with the terms set forth in this Section 1.2(b), each party shall cooperate with the other party and use commercially reasonable efforts to make available to the other party and its representatives all information, records, data and working papers and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation, review or analysis of the Closing Statement or the Objection Notice and the resolution of any disputes with respect to the Closing Statement.

(v) If the Closing TBV (as finally determined pursuant to Section 1.2(b)(iii)) is less than the Estimated Closing TBV, Seller shall, within five Business Days after such determination, pay to Buyer an amount equal to such shortfall by wire transfer of immediately available funds to an account designated by Buyer. If the Closing TBV (as finally determined pursuant to Section 1.2(b)(iii)) is greater than the Estimated Closing TBV, Buyer shall, within five Business Days after such determination, pay to Seller an amount equal to such excess by wire transfer of immediately available funds to an account designated by Seller.

(c) Earn-Out Payments.

(i) Buyer shall pay to Seller an earn-out payment equal four and one-half percent (4.5%) of Gross Written Premium during each Earn-Out Period (each such additional payment, an “Earn-out Payment”, and collectively, the “Earn-Out Payments”). Within 90 days after the end of each Earn-Out Period, Buyer shall deliver to Seller a report in reasonable detail setting forth its good faith calculation of the Gross Written Premium for each such Earn-Out Period (each, an “Earn-Out Statement”). Any disputes arising from such calculation by Buyer will be resolved in accordance with the same dispute resolution procedures that apply to resolution of disputes with respect to the Closing Statement set forth in Sections 1.2(b)(iii) and (iv), mutatis mutandis.

(ii) For purposes of complying with the terms set forth in this Section 1.2(c), each party shall cooperate with and make available to the other party and its representatives all information, records, data and working papers and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Earn-Out Statement and the resolution of any disputes under the applicable Earn-Out Statement.

(iii) Buyer will pay the applicable Earn-Out Payment, if any, within 10 Business Days after the parties’ final determination of the Gross Written Premium pursuant to Section 1.2(c)(i) by wire transfer of immediately available funds to an account designated by Seller. Payment of any of the Earn-Out Payments will be treated as an adjustment to the Purchase Price.

(iv) Notwithstanding the foregoing, Buyer may offset up to $2 million in the aggregate of the amount of any Reserves Increase (as defined in Section 4.11) against the amount of any Earn-Out Payments owed to Seller pursuant to this Section 1.2(c). Buyer’s right to offset the amount of any Reserves Increase pursuant to this Section 1.2(c) shall be in addition to Buyer’s right to recover the amount of any Reserves Increase pursuant to Section 4.11; provided, that Buyer shall not be able to seek recovery for the amount of any Reserves Increase to the extent it has recovered such amount under Section 4.11 and vice versa.

1.3 Closing Transactions.

(a) Closing. Unless this Agreement shall have been terminated pursuant to Section 6.1, the closing of the sale and purchase of the Agency Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date that is the first Business Day of the month immediately succeeding the month in which each of the conditions to closing set forth in ARTICLE 5 have been satisfied or waived by the party entitled to waive such condition (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions) (the “Condition Satisfaction”), or, if the Condition Satisfaction occurs fewer than two Business Days prior to the last Business Day of any month, on the first Business Day of the second immediately succeeding month following the month in which the Condition Satisfaction occurs, unless another time, date or place is agreed to in writing by the parties. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date”.

(b) Deliveries of Seller. At the Closing, Seller shall deliver to Buyer:

(i) stock certificate(s) evidencing the Agency Shares, duly endorsed in blank by Seller or accompanied by stock powers or other instruments of transfer duly executed by Seller in blank in proper form for transfer;

(ii) a reasonably current long-form good standing certificate (or equivalent document) for each Acquired Company issued by the secretary of state (or equivalent authority) of its jurisdiction of formation;

(iii) a copy of the bylaws (or equivalent document) of such Acquired Company, certified by an officer of such Acquired Company;

(iv) a counterpart of each of the Master Services Agreement and the Trademark License Agreement duly executed by Seller or the relevant Affiliates of Seller, as applicable;

(v) the original record books of the Acquired Companies in the possession of Seller, as and to the extent provided in Section 4.2(f);

(vi) written resignations of the directors and officers of the Acquired Companies listed on Schedule 1.3(b)(vi);

(vii) written resignations of each officer of Seller who is an authorized signatory on the Acquired Companies’ bank, investment, securities and brokerage accounts;

(viii) an executed payoff letter from Seller, in form and substance reasonably acceptable to Buyer, setting forth the Note Amount, evidencing that the payment of the Estimated Purchase Price to Seller shall result in the full repayment, satisfaction and discharge of all current and future obligations of the Acquired Companies under or in respect of the Note and releasing each of the Acquired Companies from all further liabilities and obligations pursuant to the Note; and

(ix) the certificates and other deliveries contemplated by Section 5.2 and such other documents and instruments as Buyer reasonably requests to consummate the transactions contemplated by this Agreement.

(c) Deliveries of Buyer. At the Closing, Buyer shall deliver to Seller:

(i) an amount equal to the Estimated Purchase Price, by wire transfer of immediately available funds to a single account designated by Seller (which account shall be so designated at least two Business Days prior to the Closing Date);

(ii) a counterpart of each of the Master Services Agreement and the Trademark License Agreement duly executed by Buyer or the relevant Affiliates of Buyer, as applicable; and

(iii) the certificates and other deliveries contemplated by Section 5.3 and such other documents and instruments as Seller reasonably requests to consummate the transactions contemplated by this Agreement.

ARTICLE 2

Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

2.1 Corporate Status. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, the Agency is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, SIC is an insurance company duly organized, validly existing and in good standing under the laws of the State of California and SICL is an insurance company duly organized, validly existing and in good standing under the laws of Bermuda. Each Acquired Company has all requisite corporate power and authority to carry on its business as now conducted. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing (where such concept is recognized) in all jurisdictions in which it is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.2 Corporate and Governmental Authorization.

(a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Seller, the performance of Seller’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Seller. Seller has duly executed and delivered this Agreement. Assuming due authorization, execution and delivery by the other parties thereto, this Agreement constitutes and the Ancillary Agreements to which it is a party when executed and delivered will constitute, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity).

(b) The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Seller and the performance of its obligations hereunder and thereunder require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the approvals, filings and notices required under the Insurance Laws set forth in Section 2.2(b)(i) of the Seller Disclosure Letter, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 2.2(b)(ii) of the Seller Disclosure Letter, (iii) as may result from any facts or circumstances solely relating to Buyer or its Affiliates and (iv) any actions or filings under Laws the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or to materially adversely affect the ability of Seller to perform its obligations hereunder and thereunder.

2.3 Non-Contravention. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Seller and the performance of its obligations hereunder and thereunder do not (a) conflict with or breach any provision of the Organizational Documents of Seller or any of the Acquired Companies, (b) assuming compliance with the matters referred to in Section 2.2(b), conflict with or breach any provision of any applicable Law, (c) except as set forth in Section 2.3 of the Seller Disclosure Letter, require any consent of any Person under, constitute a default or an event that, with or without notice or lapse of time, or both, would constitute a default under, or cause or permit termination, cancellation or acceleration under, any provision of a Material Contract, any material Permit affecting any of the Acquired Companies or any Insurance License of any Company Insurer, or (d) except as set forth in Section 2.3 of the Seller Disclosure Letter, result in the creation or imposition of any Lien on any Assets other than Permitted Liens, except, in the case of clauses (b) and (d), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.4 Capitalization; Title to Shares.

(a) The authorized capital stock of the Agency consists of 2,500 shares of common stock, par value $10.00 per share, of which 1,000 shares, constituting the Agency Shares, are issued and outstanding. The authorized capital stock of SIC consists of 50,000 shares of common stock, par value $600.00 per share, of which 5,000 shares, constituting the SIC Shares, are issued and outstanding. The authorized capital stock of SICL consists of 120,000 shares of common stock, par value $1.00 per share, of which 120,000 shares, constituting the SICL Shares, are issued and outstanding. Each of the Agency Shares, the SIC Shares and the SICL Shares have been duly authorized and validly issued and are fully paid and nonassessable. Seller owns the Agency Shares, and the Agency owns the SICL Shares and SIC Shares, in each case beneficially and of record, free and clear of any Lien.

(b) Except as set forth in Section 2.4(a) of the Seller Disclosure Letter, there are no outstanding (i) shares of capital stock of or other voting or equity interests in any Acquired Company, (ii) securities of any Acquired Company convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iii) options, warrants or other rights or contracts or commitments of any kind to acquire from any Acquired Company, or other obligation of Seller or any of the Acquired Companies to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Acquired Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Acquired Company, (iv) voting trusts, proxies or other similar contracts or commitments to which Seller or any of the Acquired Companies is a party or by which Seller or any of the Acquired Companies is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in any of the Acquired Companies or (v) contractual obligations of any character restricting the transfer of any shares of capital stock of or other voting or equity interests in any of the Acquired Companies (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Acquired Companies Securities”. There are no outstanding obligations of the Acquired Companies to repurchase, redeem or otherwise acquire any Acquired Companies Securities.

2.5 Subsidiaries; Ownership Interests. Except as set forth in Section 2.5 of the Seller Disclosure Letter, as of the date hereof, none of the Acquired Companies owns any Subsidiaries.

2.6 Financial Statements; Accounting Controls.

(a) Seller has delivered to Buyer copies of the unaudited consolidated balance sheet and unaudited consolidated statement of income or operations, cash flows and retained earnings or shareholders’ equity of the Acquired Companies, at and for the 12-month periods ended December 31, 2013 and 2014 (the “Financial Statements”) and the unaudited consolidated balance sheet and unaudited consolidated statement of income or operations of the Acquired Companies, at and for the three-month period ended March 31, 2015 (the “Interim Financial Statements”; together with the Financial Statements, the “GAAP Financial Statements”). Except as set forth in Section 2.6(a) of the Seller Disclosure Letter, the GAAP Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly in all material respects the financial position, results of operations and cash flows of the Acquired Companies (on a consolidated basis) at and for the respective periods indicated (subject, in the case of the Interim Financial Statements, to normal year-end adjustments, and to the absence of footnotes). Seller has delivered to Buyer complete copies of the unaudited Statutory Statements of each Company Insurer at and for the periods ended December 31, 2013 and 2014 (the “SAP Financial Statements”). The SAP Financial Statements have been, and the Subsequent Period Statutory Statements will be, prepared in accordance with SAP applied on a consistent basis during the period represented (except as may be indicated in the notes thereto) and present or will present fairly in all material respects in accordance with SAP the statutory financial position and the statutory results of operations of the respective Company Insurers at and for the respective periods indicated (except that the Subsequent Period Statutory Statements in respect of a period less than a full calendar year will be subject to normal recurring year-end adjustments, and to the absence of footnotes).

(b) Except as set forth in Section 2.6(b) of the Seller Disclosure Letter, since December 31, 2012, each of the Company Insurers has filed all required annual and quarterly statements, together with all exhibits, interrogatories, notes, actuarial opinions, affirmations, certifications, schedules or other material supporting documents in connection therewith, required to be filed with the applicable Governmental Authority for the jurisdiction in which it is, or was for the period of time covered by the filing, domiciled or “commercially domiciled” on forms prescribed or permitted by such Governmental Authority.

(c) Except as set forth in Section 2.6(c) of the Seller Disclosure Letter, no material deficiency has been asserted in writing with respect to any of the Statutory Statements of the Company Insurers by any Insurance Department since December 31, 2012.

(d) Without limiting the generality of Section 2.6(a), all reserves and other liabilities for claims, losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated) and unearned premium (“Insurance Reserves”), as reflected in the Subsequent Period Statutory Statements, as of their respective dates, (i) will be determined in all material respects in accordance with generally accepted actuarial standards consistently applied throughout the specified periods and (ii) are in compliance in all material respects with the requirements of applicable Law, including insurance Laws, in each case except as otherwise noted in such statements and notes thereto. Since January 1, 2015, the reserves of the Acquired Companies have been calculated in all material respects in accordance with the Specified Reserving Policies. Seller has not intentionally withheld from Buyer any material fact or facts of which Seller has Knowledge as of the date hereof that would necessitate any material adverse change in the statutorily required reserves of the Company Insurers above those reflected in the most recent balance sheets included in the Statutory Statements of the Company Insurers (as increased pursuant to Section 5.2(e). Each of the Company Insurers owns assets that qualify as admitted assets under applicable Laws in an amount at least equal to any such Insurance Reserves plus the minimum statutory capital and surplus as required under applicable Law. No Insurance

Reserves of any of the Company Insurers have been discounted on either a tabular or non-tabular basis. Notwithstanding anything to the contrary set forth herein, no representation or warranty contained in this Section 2.6(d) or otherwise in this Agreement constitutes a representation or warranty as to the adequacy or sufficiency of the Insurance Reserves of any of the Acquired Companies.

(e) Seller has made available to Buyer copies of all material actuarial reports prepared by opining actuaries with respect to the Business since December 31, 2012 and all material attachments, addenda, supplements and modifications thereto (the “Actuarial Analyses”).

(f) Seller has made available to Buyer true and complete copies of all risk-based capital analyses and reports submitted by any Company Insurer to any Insurance Department in the 12 months prior to the date hereof. Except as set forth in Section 2.6(f) of the Seller Disclosure Letter, such analyses and reports were true and accurate in all material respects at the time they were submitted.

(g) Seller has made available for inspection by Buyer (i) any final reports of examination (including financial, market conduct and similar examinations) of any Company Insurer issued by any Insurance Department since December 31, 2011 and (ii) all other insurance holding company filings or submissions made by or on behalf of any Company Insurer with any applicable Insurance Department since December 31, 2011. Except as set forth in Section 2.6(g) of the Seller Disclosure Letter, to the Knowledge of Seller all material deficiencies or violations noted in the examination reports described in clause (i) above have been resolved to the satisfaction in all material respects of the Insurance Department that noted such deficiencies or violations. Except as set forth in Section 2.6(g) of the Seller Disclosure Letter, no material deficiencies have been asserted by any such Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied. Except as set forth in Section 2.6(g) of the Seller Disclosure Letter, no Company Insurer is “commercially domiciled” under the applicable Law of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its respective jurisdiction of organization.

(h) Since December 31, 2013, each of the Company Insurers has been in material compliance with, and has adhered in all material respects to, its underwriting guidelines.

2.7 No Undisclosed Liabilities. As of the date hereof, no Acquired Company has any Liability of any nature, other than (a) Liabilities reflected on any of the Financial Statements, (b) Liabilities which have arisen after the date of the Financial Statements in the ordinary course of business (none of which is a Liability for violation of law), (c) as set forth in Section 2.7 of the Seller Disclosure Letter or (d) Liabilities for losses, loss adjustments, expenses and unearned premiums arising under contracts of insurance or reinsurance written or assumed by any Company Insurer. This Section 2.7 does not relate to Tax matters (which are subject to Section 2.18).

2.8 Absence of Certain Changes. Since the Balance Sheet Date through the date hereof, except as otherwise contemplated by this Agreement or the Ancillary Agreements or as set forth in Section 2.8 of the Seller Disclosure Letter, (a) the Business has been conducted in all material respects in the ordinary course of business, (b) there has been no Material Adverse Effect and (c) no Acquired Company has taken any action that, if taken after the date hereof, would require Buyer’s consent pursuant to Section 4.1.

2.9 Material Contracts.

(a) As of the date hereof, except as disclosed in Section 2.9 of the Seller Disclosure Letter, none of the Acquired Companies is a party to or bound by:

(i) any mortgage, indenture, loan or credit agreement, security agreement, or other agreement relating to outstanding Indebtedness (whether incurred, assumed, guaranteed or secured by any asset);

(ii) any third party joint venture, partnership, limited liability company or other similar agreements or arrangements;

(iii) any contract for the employment of any officer, individual employee or other Person on a full-time or part-time basis, other than offer letters for employment at-will, or relating to loans to officers, directors or Affiliates;

(iv) other than in respect of Investment Assets, any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any business, capital stock or all or substantially all of the assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise), in any such case having a value in excess of $75,000 which agreement or series of related agreements contemplates future performance or has continuing obligations after the date hereof;

(v) any agreement that (A) materially limits the freedom of any of the Acquired Companies to compete in any line of business or with any Person or in any area or that would so limit the freedom of Buyer or its Affiliates or the Acquired Companies after the Closing or (B) contains material exclusivity obligations or restrictions binding on the Acquired Companies or that would be binding on Buyer or any of its Affiliates after the Closing;

(vi) any agreement or series of related agreements, other than Reinsurance Agreements and any agreement listed in Section 2.24(d) of the Seller Disclosure Letter, for the purchase of materials, supplies, goods, equipment or other assets that provides for aggregate annual payments by the Acquired Companies of $50,000 or more or under which the Acquired Companies made payments of $50,000 or more during the 12-month period ending on the Balance Sheet Date;

(vii) any lease, sublease, license, or rental or use contract for any machinery, equipment, vehicle or other tangible personal property providing for annual rental payments in any case in excess of $75,000 (whether any Acquired Company is lessor, lessee, licensor or licensee);

(viii) any sales, distribution, brokerage, agency, producer or other similar agreement providing for the sale by the Acquired Companies of services that provides for aggregate annual payments to the Acquired Companies $150,000 or more or under which payments of $150,000 or more were made to the Acquired Companies during the eleven-month period ending on the Balance Sheet Date;

(ix) any agreement relating to any interest rate, derivatives or hedging transaction; or

(x) any agreement (including any “take-or-pay” or keepwell agreement) under which any of the Acquired Companies has directly or indirectly guaranteed any liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case, which, individually, is in excess of $250,000.

(b) As of the date hereof, (i) each agreement, commitment or arrangement disclosed in Sections 2.9(a), 2.10(d), 2.11 (solely with respect to license agreements), 2.22 or 2.24(d) of the Seller Disclosure Letter (each, a “Material Contract”) is, or will be, a valid and binding agreement of the applicable Acquired Company (subject to the effects of applicable bankruptcy, clarification, insolvency, fraudulent conveyance, moratorium, sponsorship or other Laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered at law or in equity) and is in full force and effect, and (ii) none of the Acquired Companies or, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any written notice of any intention to terminate, any such Material Contract, and (iii) to the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder. Seller has made available to Buyer a true and correct copy of each Material Contract and an accurate description of each of the oral Material Contracts, together with all amendments, waivers or other changes thereto.

2.10 Properties.

(a) Title to Assets. Subject to Section 4.12 and except as set forth on Section 2.10(a) of the Seller Disclosure Letter, the Acquired Companies have good and valid title to, or otherwise have the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of their material assets (real and personal, tangible and intangible) that are reflected on the balance sheet included in the Interim Financial Statements, other than assets disposed of in the ordinary course of business since the Balance Sheet Date (collectively, the “Assets”), except for the Company Intellectual Property (which is subject to Section 2.11), in each case free and clear of any Lien other than Permitted Liens.

(b) Sufficiency of Assets. Except as contemplated by Section 4.12 and as set forth on Section 2.10(b) of the Seller Disclosure Letter, immediately following the Closing and after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements, Buyer will, either directly or indirectly through the Acquired Companies, own, possess, license, lease or, through a written contractual obligation, have access to and the legal right to use or receive the benefit of all the material assets and rights necessary for the conduct of the Business by the Acquired Companies immediately following the Closing in the same manner as conducted immediately prior to the Closing.

(c) Owned Real Property. Except as set forth in Section 2.10(c) of the Seller Disclosure Letter:

(i) no Acquired Company owns any real property (the items of owned real property set forth on Section 2.10(c)(i) of the Seller Disclosure Letter are collectively referred to herein as the “Owned Real Property”);

(ii) subject to Section 4.12, an Acquired Company has good and marketable indefeasible fee simple title to all Owned Real Property free and clear of all Liens other than Permitted Liens;

(iii) none of the Acquired Companies has leased or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof;

(iv) there are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein;

(v) to Seller’s Knowledge, the current use and occupancy of the Owned Real Property and the operation of the Acquired Companies’ business as currently conducted thereon do not violate any applicable zoning Law, easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting the Owned Real Property; and

(vi) the Owned Real Property and the Leased Real Property comprise all of the real property used in the conduct of the Business as conducted immediately prior to the Closing, and none of the Acquired Companies is a party to any agreement or option to purchase any real property or interest therein.

(d) Leased Real Property. Section 2.10(d) of the Seller Disclosure Letter lists all leases (including subleases) of real property (collectively, the “Leased Real Property”) to which any Acquired Company is a party (the “Leases”). An Acquired Company holds a valid leasehold estate in all Leased Real Property, free and clear of all Liens, except Permitted Liens. As of the date hereof, the Acquired Companies have paid all rents and other charges to the extent due under the Leases.

2.11 Intellectual Property. Section 2.11 of the Seller Disclosure Letter lists all material applications for registration with a Governmental Authority (or, in the case of domain names, a domain name registrar) and registrations for trademarks, copyrights, trade names, service marks, domain names, and patents owned or licensed by the Acquired Companies as of the date hereof, provided that for any trademarks, copyrights, trade names, service marks, domain names, and patents licensed by the Acquired Companies, Seller shall solely be required to list the license agreements therefor. To the Knowledge of Seller, each of the items set forth in Section 2.11 of the Seller Disclosure Letter and all material unregistered trademarks, copyrights, trade names and service marks owned or licensed by the Acquired Companies (collectively, the “Company Intellectual Property”) are owned or licensed by the Acquired Companies free and clear of all Liens except for Permitted Liens. To the Knowledge of Seller, as of the date hereof, (a) none of the Acquired Companies have received any notice or claim from and after January 1, 2012 to the date hereof that it is infringing on or has misappropriated the trademark, service mark, domain name, patent or copyright rights of any Person and (b) none of the Acquired Companies has brought a claim in writing against any Person asserting that such Person is infringing or misappropriating any of the Company Intellectual Property.

2.12 Litigation. Except as set forth in Section 2.12 of the Seller Disclosure Letter, as of the date hereof, (a) there is no material Litigation pending or, to the Knowledge of Seller, threatened in writing against any of the Acquired Companies before any court or arbitrator or any Governmental Authority, except for claims under the terms of the insurance contracts and Reinsurance Agreements within the applicable policy limits incurred in the ordinary course of business of the Company Insurers; (b) there are no settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or adversely affecting any of the Acquired Companies; and (c) there is no Litigation pending against, or, to the Knowledge of Seller, threatened in writing against or affecting, Seller before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. This Section 2.12 does not apply with respect to Intellectual Property matters, which are covered by Section 2.11, environmental matters, which are covered by Section 2.15, employee and labor matters, which are covered by Section 2.16, employee benefit matters, which are covered by Section 2.17, and Tax matters, which are covered by Section 2.18.

2.13 Compliance with Laws; Licenses and Permits.

(a) Except as set forth on Section 2.13(c) of the Seller Disclosure Letter, the Acquired Companies are in material compliance with applicable Laws and, to the Knowledge of Seller, are not under investigation with respect to any material violation of any applicable Laws. This Section 2.13 does not apply with respect to Intellectual Property matters, which are covered by Section 2.11, environmental matters, which are covered by Section 2.15, employee and labor matters, which are covered by Section 2.16, employee benefit matters, which are covered by Section 2.17, and Tax matters, which are covered by Section 2.18.

(b) The Acquired Companies have all licenses, franchises, permits, certificates, approvals, registrations or other similar authorizations issued by applicable Governmental Authorities that are necessary to entitle them to own or lease, operate and use the Assets or to carry on and conduct the operation of the Business as conducted on the date hereof (the “Permits”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the Acquired Companies is in material default under the Permits and the Permits are valid and in full force and effect. From January 1, 2011 to the date hereof, none of the Acquired Companies has received written notice of any violation, suspension, cancellation or non-renewal of any Permit or any Litigation relating to the revocation or modification of any Permit. Assuming compliance with the matters referred to in Section 2.2(b), none of the Permits will be terminated as a result of the transactions contemplated hereby (other than any Permit that is not material and that is not an insurance license or certificate).

(c) To the Knowledge of Seller, as of the date hereof, except as set forth on Section 2.13(c) of the Seller Disclosure Letter, there is no material investigation, audit, examination or inquiry relating to any of the Acquired Companies or their Business by any Governmental Authority in progress, pending or threatened.

(d) Since January 1, 2011, to the Knowledge of Seller, none of the Acquired Companies (i) has engaged in, or colluded with or assisted any other Persons with, the unlawful paying of contingent commissions or similar unlawful incentive payments to steer business to them or unlawfully colluded with producers or other agents, brokers or intermediaries to “rig bids” or submit false quotes to customers in connection with the Business, (ii) except as set forth on Section 2.13(d) of the Seller Disclosure Letter, is a party to any agreement that provides for any payment by or to any of the Acquired Companies of any unlawful variable or contingent commissions or unlawful payments based upon the profitability, claims handling, sales volume or loss ratio of the Business that is the subject of such agreement, or (iii) has engaged in any unlawful price fixing under applicable Law.

(e) Since January 1, 2011, none of the Acquired Companies, nor to the Knowledge of Seller, any of its managers or officers, employees or agents of any of the Acquired Companies, has directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was in a position to help or hinder any of the Acquired Companies (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which would reasonably be expected to subject any of the Acquired Companies or the Business to any damage or penalty in any civil, criminal or governmental Litigation or proceeding or (ii) the non-continuation of which has had or would reasonably be expected to have a Material Adverse Effect.

(f) Section 2.13(f) of the Seller Disclosure Letter lists all material written agreements, consent agreements, memorandums of understanding, commitment letters, orders, stipulations, decrees, awards or judgments (“Insurance Regulatory Agreements and Judgments”) entered into between any of the Acquired Companies and any applicable Insurance Department or issued by any applicable Insurance Department with respect to any of the Acquired Companies that materially restrict the operations of the Acquired Companies and remain in effect or have not been fully satisfied in each case. None of the Acquired Companies is in default under or violation of any Insurance Regulatory Agreements and Judgments nor have any of the Acquired Companies received as of the date hereof any written notice of any such default or violation which remains uncorrected. To the Knowledge of Seller, none of the Acquired Companies is currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar action nor are any of the Acquired Companies operating under any informal agreement or understanding (other than any such agreement or understanding set forth on Section 2.13(f) of the Seller Disclosure Letter) with the licensing authority of any state which materially restricts its authority to do business or requires it to take, or refrain from taking, any action, nor is any such action or agreement threatened. Except as set forth in Section 2.13(f) of the Seller Disclosure Letter, none of the Acquired Companies is a party to or subject to any undertaking, stipulation, consent decree, net worth maintenance commitment or other order entered into with or issued by any applicable Insurance Department restricting the conduct of its business in any jurisdiction, or the payment by it of dividends. Except as set forth in Section 2.13(f) of the Seller Disclosure Letter and for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, no claim or assessment is pending or, to the Knowledge of Seller, threatened against any of the Acquired Companies by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(g) Section 2.13(g) of the Seller Disclosure Letter lists all funds maintained, as of the date hereof, under applicable Law by each Company Insurer in each jurisdiction in which a Company Insurer holds a Certificate of Authority (each a “Deposit”). Section 2.13(g) of the Seller Disclosure Letter accurately sets forth, as of the date hereof, the dollar amount of each such Deposit, the jurisdiction pursuant to which such Deposit is maintained and the name of the bank and the number of the bank account in which such Deposit is maintained.

2.14 Insurance Matters.

(a) Each Company Insurer possesses a certificate of authority, license, registration, permit or other authorization to transact insurance (an “Insurance License”) in each state in which it is required to possess an Insurance License as of the date hereof. All such Insurance Licenses are in full force and effect and no Company Insurer has received as of the date hereof written notice of any investigation or proceeding that would reasonably be expected to result in the suspension or revocation of any such Insurance License. Section 2.14(a) of the Seller Disclosure Letter sets forth all Insurance Licenses held by the Company Insurers.

(b) Since January 1, 2011, all policy claims due and payable by or on behalf of any Company Insurer with respect to the Business under any insurance policy issued by such Company Insurer have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the policies under which they arose, except for such claims for which a Company Insurer believes there is a reasonable basis to contest payment or which are in the process of payment in the ordinary course of business.

(c) Since January 1, 2011, any rates of any of the Company Insurers that are required to be filed with or approved by any Governmental Authority have been so filed or approved and the rates used by the Company Insurers conform thereto in all material respects. Section 2.14(c) of the Seller Disclosure Letter lists all lines of business that have been written by any Company Insurer at any time (the “Lines of Business”).

(d) Except as set forth in Section 2.14(d) of the Seller Disclosure Letter, all of the forms of insurance policies issued by a Company Insurer and riders thereto and all amendments and applications related thereto are, and since January 1, 2011 have been, to the extent required under applicable Law, issued on forms approved by the applicable Insurance Department or which have been filed and not objected to by such Insurance Department within the period provided for objection. No material deficiencies have been asserted by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved.

(e) Except as set forth in Section 2.14(e) of the Seller Disclosure Letter, each of the Acquired Companies has filed all material reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority since December 31, 2009.

2.15 Environmental Matters.

(a) The Acquired Companies are, and since January 1, 2011 have been, in material compliance with all applicable Environmental Laws and are in possession of, and in material compliance with, all Permits required under applicable Environmental Laws.

(b) Since January 1, 2011 through the date hereof, none of the Acquired Companies has received from any Governmental Authority any notice of violation or alleged violation of any Environmental Law, other than any such violation or alleged violation that has been resolved or for which there are no additional obligations.

(c) Since January 1, 2011, none of the Acquired Companies has released Hazardous Substances into the soil or groundwater at, under or from the Leased Real Property, which, as of the date hereof, resulted or would reasonably be expected to result in any material Liability to the Acquired Companies under applicable Environmental Laws.

(d) Notwithstanding any other provision of this ARTICLE 2, the representations and warranties in this Section 2.15 are the exclusive representations and warranties of Seller with respect to Hazardous Materials or Environmental Laws.

2.16 Employees, Labor Matters, Etc. Except as set forth on Section 2.16 of the Seller Disclosure Letter, none of the Acquired Companies is a party to any collective bargaining agreement, and there are no labor unions or other organizations or groups representing, purporting to represent or attempting to represent any employees currently employed by the Acquired Companies. There is no pending or, to the Knowledge of Seller, threatened strike, slowdown, picketing or work stoppage by, or lockout of, or other similar labor activity or organizing campaign with respect to, any employees of the Acquired Companies as of the date hereof. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Acquired Companies are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, employee classification and wages and hours. As of the date hereof, Seller has not received any written notice from any management-level employee that such employee intends to terminate his or her employment with an Acquired Company.

2.17 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 2.17(a) of the Seller Disclosure Letter sets forth an accurate and complete list of each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program, agreement or arrangement providing benefits to current or former employees (including any bonus plan, plan for deferred compensation, retirement, severance, sick leave, employee health or other welfare benefit plan or other arrangement, whether written or oral, involving direct or indirect benefits, other than salary or straight time compensation, as compensation for services rendered), maintained, sponsored, or contributed to by any Acquired Company at any time within the past five years, or with respect to which any Acquired Company has any Liability or potential Liability. Each such item listed on Section 2.17(a) of the Seller Disclosure Letter is referred to herein as a “Plan.”

(b) Except as set forth on Section 2.17(b) of the Seller Disclosure Letter, no Acquired Company has any obligation to contribute to (or any other Liability, including current or potential withdrawal liability, with respect to) any “multiemployer plan” (as defined in Section 3(37) of ERISA) or any employee benefit plan which is a “defined benefit plan” (as defined in Section 3(35) of ERISA), that is subject to Title IV of ERISA, whether or not terminated. No “accumulated funding deficiency” (determined under the rules set forth in Section 412 of the Code and related Code sections and regulations), whether or not waived, exists with respect to any Plan subject to Title IV of ERISA. There have not, within the past five years, been any “reportable events” (within the meaning of Section 4043 of ERISA) with respect to any subject to Title IV of ERISA.

(c) Except as set forth on Section 2.17(c) of the Seller Disclosure Letter, no Acquired Company has any obligation under any Plan or otherwise to provide medical, health, life insurance or other welfare type benefits to current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state Law). With respect to any Plan program or arrangement set forth on Section 2.17 of the Seller Disclosure Letter that provides for post-employment medical, life insurance or other welfare-type benefits, the applicable Acquired Company has reserved the right to amend, modify or terminate such plans in its sole discretion.

(d) Except as set forth on Section 2.17(d) of the Seller Disclosure Letter, no Acquired Company maintains, contributes to or has any Liability or potential Liability under (or with respect to) any employee benefit plan which is a “defined contribution plan” (as defined in Section 3(34) of ERISA), whether or not terminated.

(e) With respect to the Plans, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the balance sheet included in the Interim Financial Statements. None of the Plans has any material unfunded liabilities which are not reflected on such balance sheet.

(f) The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their terms, the terms of any applicable collective bargaining agreement and with the applicable provisions of ERISA, the Code and other applicable Laws. No Acquired Company nor, to Seller’s Knowledge, any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject any Acquired Company or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to Seller’s Knowledge, threatened which could result in or subject the Acquired Companies to any material Liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims.

(g) Each of the Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the United States Internal Revenue Service (the “IRS”) that such plan is qualified under Section 401(a) of the Code, and, to Seller’s Knowledge, there are no circumstances which would adversely affect the qualified status of any such Plan. Each such Plan has been timely amended to comply with the provisions of recent legislation commonly referred to as “GUST” and “EGTRRA” and has been submitted to the IRS for a determination or opinion letter that takes the GUST amendments into account within the applicable remedial amendment period specified by Section 401(b) of the Code.

(h) Seller has delivered or made available to Buyer complete and correct copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements that implement each Plan.

(i) Except as set forth on Section 2.17(i) of the Seller Disclosure Letter, none of the Plans provide any separation, severance, termination or similar benefit or accelerate any vesting schedule or alter any benefit structure solely as a result of a change in control of ownership within the meaning of any such Plan or Section 280G of the Code.

2.18 Tax Matters. Except as set forth on Section 2.18 of the Seller Disclosure Letter:

(a) All income Tax Returns, and other Tax Returns required to be filed by or on behalf of the Acquired Companies have been timely filed and all Taxes owed by each Acquired Company whether or not shown on such Tax Returns have been timely paid or remitted. No such Tax Return is presently the subject of any audit, action, suit, proceeding, claim or examination by any Governmental Authority and no such audit, action, suit, proceeding, claim, deficiency or assessment, to the Knowledge of Seller, has been threatened. None of the Acquired Companies has waived in writing any statute of limitation with respect to any Tax or agreed in writing to any extension of time with respect to a material Tax assessment or deficiency that is currently in effect. There are no Liens for Taxes upon the assets of any of the Acquired Companies other than Permitted Liens. To the Knowledge of Seller, except for SICL, none of the Acquired Companies has a permanent establishment or other taxable presence in any foreign country, as defined under applicable foreign law or in any applicable Tax treaty or convention between the United States and such foreign country.

(b) The Acquired Companies have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, independent contractor, creditor, or other third party.

(c) None of the Acquired Companies owns, directly or indirectly, stock in any other corporation (other than SICL) which is a controlled foreign corporation within the meaning of Section 957 of the Code. The assets of the Acquired Companies do not include any ownership interests in any foreign or domestic partnerships, joint ventures, limited liability companies, or other entities, in each case taxed as a partnership or other pass through entity for U.S. federal income Tax purposes.

(d) None of the Acquired Companies have filed an election under Treasury Regulation Section 301.7701-3.

(e) Section 2.18 of the Seller Disclosure Letter lists all income or franchise Tax Returns filed by or with respect to each Acquired Company for all taxable periods ended on or after December 31, 2014 and all premium Tax Returns filed by or with respect to each Acquired Company for all taxable periods ended on or after December 31, 2014, copies of which have been made available to Buyer.

(f) None of the Acquired Companies (i) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local law), in either case that would be binding upon the Acquired Companies after the date hereof, (ii) is or has been a member of any affiliated, consolidated, combined, unitary or other similar group for purposes of filing Tax Returns (other than a group the common parent of which is Seller or any Affiliate of Seller) or (iii) has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law (other than another member of the Seller Group) or as a transferee or successor. No power of attorney with respect to Taxes has been executed or filed with any Governmental Authority by or with respect to any Acquired Company that will remain in effect after the Closing.

(g) None of the Acquired Companies has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 within the last five years.

(h) No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) after the Closing Date as a result of any (i) adjustment under Section 481 or Section 807(f) of the Code (or any analogous provisions of state, local or foreign Laws) arising from a change in method of accounting for a taxable period ending on or prior to the Closing Date effected prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, or (iv) election under Section 108(i) of the Code.

Notwithstanding anything to the contrary in this Agreement, this Section 2.18 is the sole representation or warranty with respect to Tax matters, and nothing in this Section 2.18 shall cause Seller to be liable for any Taxes for which Seller is not expressly liable pursuant to Section 8.1 (relating to Tax matters).

2.19 Insurance. Section 2.19 of the Seller Disclosure Letter sets forth all current property and liability insurance policies covering the Acquired Companies or the Assets as of the date hereof (the “Insurance Policies”). The Insurance Policies are in full force and effect (and all premiums due and payable thereon have been paid in full on a timely basis (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date, which amounts shall be paid prior to the Closing Date if so required)), and no written notice of cancellation, termination or revocation or other written notice that any of the Insurance Policies is no longer in full force or effect or that the issuer of any of the Insurance Policies is not willing or able to perform its obligations thereunder has been received by Seller or the Acquired Companies as of the date hereof.

2.20 No Finders’ Fees. Except for Merger & Acquisition Services, Inc., the fees and expenses of which will be paid by Seller, there is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Seller or any of the Acquired Companies who might be entitled to any fee or commission from Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) upon consummation of the transactions contemplated hereby.

2.21 Transactions with Affiliates.

(a) Section 2.21 of the Seller Disclosure Letter lists all agreements, arrangements and other commitments or transactions to or by which any of the Acquired Companies, on the one hand, and Seller or any of its Affiliates (other than the Acquired Companies), on the other hand, are parties or are otherwise bound that are in effect on the date hereof.

(b) Except pursuant to an agreement, arrangement, other commitment or transaction set forth on Section 2.21 of the Seller Disclosure Letter, no services are provided to any Acquired Company by or on behalf of an Affiliate of Seller (other than the Acquired Companies).

2.22 Reinsurance.

(a) Section 2.22(a) of the Seller Disclosure Letter sets forth a true and complete list, as of the date hereof, of all reinsurance and retrocessional treaties and agreements (“Reinsurance Agreements”) entered into since January 1, 2011 to which any Company Insurer is a party and has any existing rights or obligations, each of which treaties and agreements is in full force and effect. True and complete copies of all such treaties and agreements have been made available to Buyer. Except as set forth on Section 2.22(a) of the Seller Disclosure Letter or except as, individually or in the aggregate, would not, or would not reasonably be expected to, have a Material Adverse Effect, all reinsurance premiums due under such reinsurance treaties or agreements have been paid in full or were accrued or reserved for by each of the Company Insurers. Except as set forth on Section 2.22(a) of the Seller Disclosure Letter, to the Knowledge of Seller, all amounts recoverable under reinsurance, coinsurance or other similar contracts to which any of the Company Insurers is a party (including amounts based on paid and unpaid losses) are, as of the date hereof, fully collectible.

(b) With respect to all Reinsurance Agreements for which each Company Insurer is taking credit on its most recent Statutory Statements, such Company Insurer has or is the beneficiary of all necessary letters of credit or other security and all such letters of credit or other security comply in all material respects with applicable Law to the extent necessary under applicable Law to enable it to take credit on its Statutory Statements for such reinsurance. Section 2.22(b) of the Seller Disclosure Letter identifies all letters of credit and other security that, as of the date hereof, are held or maintained for the benefit of any Company Insurer to support receivable balances in respect of such reinsurance.

2.23 Ratings. As of the date hereof, (a) the insurance or insurer financial strength of SIC is rated at least “B-”, with a negative outlook, by A.M. Best & Company, Inc. (the “Rating Agency”), and (b) except as set forth in Section 2.23 of the Seller Disclosure Letter (i) the Rating Agency has not publicly announced or provided written notice to Seller or any of the Acquired Companies that it has under surveillance or review for a possible downgrading of its rating of the insurance and insurer financial strength or any claims paying ability of SIC and (ii) except for the negative outlook referred to in the immediately preceding subclause (a), neither Seller nor any of the Acquired Companies has received any written notice from the Rating Agency to the effect that any rating specified in clause (a) above is likely to be modified, qualified or lowered.

2.24 Agents, Brokers and Producers.

(a) Except as set forth in Section 2.24(a) of the Seller Disclosure Letter, to the Knowledge of Seller, as of the date hereof, each insurance agent, third party administrator, marketer, underwriter, wholesaler, broker, reinsurance intermediary, distributor, and producer that marketed, wrote, sold, produced or managed business since January 1, 2011 for any Company Insurer in connection with the Business (each, an “Agent”), at the time such Person wrote, sold, produced or managed such business, was duly licensed as required by applicable Law (for the type of business written, sold, produced or managed on behalf of the Company Insurers). Since January 1, 2013 through the date hereof, to the Knowledge of Seller, each such Agent, to the extent required by law, was appointed in compliance in all material respects with applicable Law. In connection with the Acquired Companies, since January 1, 2013 through the date hereof, (i) to the actual knowledge of Seller, there have been no material violations by Agents of any applicable Law in connection with the marketing or sale of products issued by any of the Acquired Companies or any Business product (ii) to the Knowledge of Seller, there have been no instances of Agents having materially breached the terms of agency or broker contracts, and (iii) all training and instruction manuals pertaining to the sale of products issued by any of the Acquired Companies, and pertaining to Business products were in compliance with applicable Laws, except where non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Section 2.24(b) of the Seller Disclosure Letter lists each Agent through which any Acquired Company markets, places or sells insurance who has generated premium on Business policies in 2013 or 2014 in excess of $150,000 per calendar year, including therein (i) the amount per year generated by each such person of gross written premium on Business policies for 2013 and 2014 and (ii) any loans by any of the Acquired Companies to any such persons or any Affiliate thereof outstanding as of the date of this Agreement. On or before the date hereof, none of the Acquired Companies nor any Seller has been advised in writing that any Agent listed on Section 2.24(b) of the Seller Disclosure Letter intends to cancel its relationship with any of the Acquired Companies or any relationship between it and any insured of the Business or reduce its writings with or through any of the Acquired Companies.

(c) Except as set forth in Section 2.24(c) of the Seller Disclosure Letter, no contract with an Agent is currently terminable as the result of ratings downgrades of any Company Insurer and no such contract may be terminable as the result of a further downgrade of any Company Insurer.

(d) Section 2.24(d) of the Seller Disclosure Letter lists, as of the date hereof, agency, subagency, producer, broker, selling, marketing, claims or similar agreements, including managing general agency contracts, third party administration contracts or other similar arrangements or commitments under which a third party has authority to make underwriting decisions and issue insurance policies with respect to the Business on behalf of any Company Insurers or otherwise bind any Company Insurers without reserved authority of the applicable Company Insurer to review and approve or disapprove such binder prior to issuance of an insurance policy with respect to such binder or pursuant to which any policy claims settlement authority is delegated to such third party.

2.25 Consumer Privacy Laws. Each Acquired Company is in material compliance with any applicable current privacy policies it has established pertaining to Personal Information. To the Knowledge of Seller, as of the date hereof, there are no claims, investigations or proceedings pending or threatened by any Governmental Authority that Personal Information collected and stored by any Acquired Company has been compromised, lost, taken without authorization, accessed without authorization or misused in violation of Privacy Laws. Since January 1, 2013 through the date hereof, no Acquired Company (a) has received any written notice regarding any violation of any Privacy Law from any Governmental Authority, and (b) to the Knowledge of Seller, has had any data breach that has compromised any Personal Information or, if it has had such a data breach, has complied with all data breach notification and related obligations required by applicable Privacy Laws and has taken commercially reasonable corrective action reasonably designed to prevent recurrence of such a data breach, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Acquired Companies maintain any websites that are accessible to the general public that collect or store Personal Information. “Personal Information” means any information (i) that identifies or can reasonably be used to identify an individual consumer or customer of the Business, such as first and last name, social security number or other government issued number or identifier, date of birth, home or other physical address, e-mail address or other online contact information, IP address, telephone number, financial account number, credit or debit card number, biometric data, or other personally identifiable information, (ii) that is collected by the Acquired Companies, and (iii) which the Acquired Companies are required to keep confidential under applicable Law. “Privacy Laws” shall mean any applicable laws, statutes, rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government of the

United States that relate to the privacy of Personal Information or notification of individuals in the event of a data breach involving such individuals’ Personal information. No Acquired Company is prohibited presently, or will be prohibited immediately following the consummation of the transactions contemplated by this Agreement (other than pursuant to applicable Law), from using all Personal Information presently used in the Business for the purposes of providing workers compensation coverage. As of the date hereof, except as set forth in Section 2.25 of the Seller Disclosure Letter, there are no agreements between any Acquired Company, on the one hand, that restrict the use or disclosure of Personal Information collected by any Acquired Company or the use or access of any database system housing such Personal Information.

2.26 AML, Sanctions, Etc.

(a) Anti-Money Laundering. None of the Acquired Companies has, directly or indirectly, entered into any transaction that violates any applicable anti-money laundering law or policy, and, to the Knowledge of Seller, as of the date hereof, there has been no Litigation by any Person, or any internal investigation, relating thereto. Each of the Acquired Companies has complied, in all material respects, with all applicable “know-your-customer” rules.

(b) OFAC. To the Knowledge of Seller, as of the date hereof, no customer, Agent, vendor, employee or other Person that is a party to a contract or agreement with any Acquired Company of the Business (including any beneficiary of any account) is a Sanctioned Person. None of the Acquired Companies has investments in any Sanctioned Country.

2.27 NO ADDITIONAL REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS ARTICLE 2, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SHARES, THE ACQUIRED COMPANIES OR ANY OTHER MATTER, INCLUDING WITH RESPECT TO THE ADEQUACY OF INSURANCE RESERVES.

ARTICLE 3

Representations and Warranties of Buyer

Except as set forth in the Buyer Disclosure Letter, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

3.1 Corporate Status. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted.

3.2 Corporate and Governmental Authorization.

(a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is party by Buyer, the performance of Buyer’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement and each of the Ancillary Agreements to which it is party. This Agreement constitutes and the Ancillary Agreements to which Buyer is party when executed and delivered will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity).

(b) The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is party by Buyer and the consummation of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any Governmental Authority other than (i) the approvals, filings and notices required under the Insurance Laws set forth in Section 3.2(b)(i) of the Buyer Disclosure Letter, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(b)(ii) of the Buyer Disclosure Letter, (iii) as may result from any facts or circumstances solely relating to Seller or its Affiliates and (iv) any actions or filings under Laws the absence of which would not be, individually or in the aggregate, materially adverse to Buyer or materially impair the ability of Buyer to consummate the transactions contemplated hereby and thereby.

3.3 Non-Contravention. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Buyer, and the performance of its obligations hereunder and thereunder do not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 3.2(b), conflict with or result in any violation or breach of any provision of any applicable Law or (c) require any consent by any Person under, constitute a default or an event that, with or without notice or lapse of time, or both, would constitute a default under, or cause or permit termination, cancellation or acceleration under, or result in the creation of any Lien (other than Permitted Liens) on any assets or properties of Buyer pursuant to, any provision of any material agreement or other instrument to which Buyer is a party.

3.4 Purchase for Investment. Buyer is purchasing the Agency Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Agency Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that the Agency Shares have not been registered under the Securities Act or any state securities Laws, and agrees that the Agency Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable. The Buyer shall not offer to sell or otherwise dispose of the Agency Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

3.5 Litigation. There is no Litigation pending against, or, to the Knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner, individually or in the aggregate, challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

3.6 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

3.7 Sufficiency of Funds. On the Closing Date, Buyer will have sufficient funds to enable it to pay the Purchase Price and consummate and effect all other transactions contemplated by this Agreement and the Ancillary Agreements.

3.8 NO ADDITIONAL REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY BUYER IN THIS ARTICLE 3, BUYER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING BUYER OR ANY OTHER MATTER.

ARTICLE 4

Certain Covenants

4.1 Conduct of the Business.

(a) From the date hereof until the Closing or the earlier termination of this Agreement in accordance with Section 6.1, except as (x) otherwise expressly permitted or required by this Agreement, (y) set forth in Section 4.1 of the Seller Disclosure Letter or (z) otherwise requested or consented to in writing by Buyer, Seller shall cause the Acquired Companies to conduct their respective business in the ordinary course of business and shall not permit any of the Acquired Companies to:

(i) amend its Organizational Documents or take or authorize any action to wind up its affairs or dissolve;

(ii) except as contemplated hereby, amend any Plan in any material respect or establish any new arrangement that would (if it were in effect on the date hereof) constitute a Plan, other than in the ordinary course of business in a manner consistent with past practice or to the extent required under any Plan, collective bargaining agreement, labor agreement, works council agreement or other contractual arrangement or by applicable Law;

(iii) other than in respect of Investment Assets, issue, sell or grant options, warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem, repurchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any capital stock or any other securities or any rights, warrants or options to acquire any capital stock or securities of any Acquired Company or make any changes (by combination, reorganization reverse stock split, reclassification of any shares of capital stock or other securities of any of the Acquired Companies or otherwise) in the capital structure of the Acquired Companies (other than pursuant to the terms of awards under any Plan);

(iv) sell, assign, transfer, pledge or encumber, or grant any Lien (other than a Permitted Lien) on, any of its Assets (other than Investment Assets), except in the ordinary course of business;

(v) make any material change to its accounting policies or practices, except as required by GAAP, SAP or applicable Law;

(vi) other than as required by GAAP, SAP or applicable Law, employ or utilize any reserving practices and policies that are inconsistent with, or would result in a determination of Insurance Reserves that is materially different from, the Insurance Reserves that would result from the application of the Specified Reserving Policies;

(vii) merge or consolidate with any other Person, enter into a business combination with or acquire the business of any other Person or, other than in the ordinary course of business, acquire, lease or license any material right or other material property or assets of any other Person, or adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

(viii) enter into or assume any contract that would have been a Material Contract if it were in effect on the date hereof, or amend or terminate any Material Contract (or any contract that would have been a Material Contract if it were in effect on the date hereof), including any Reinsurance Agreements, other than in the ordinary course of business;

(ix) incur any financial Indebtedness for borrowed money from third party lending sources, other than trade accounts payable and short-term working capital financing, in each case, incurred in the ordinary course of business;

(x) make any capital expenditures or commitments for capital expenditures, other than capital expenditures or commitments for capital expenditures in the ordinary course of business consistent with past practice and not in excess of $75,000 in any single instance or in excess of $100,000 in the aggregate;

(xi) forgive, cancel or compromise any debt or claim or waive or release any right, in each case other than in the ordinary course of business or pursuant to an Insurance Policy;

(xii) fail to pay or satisfy when due any liability of the Acquired Companies (other than (a) any liability under an insurance policy issued by a Company Insurer that is within policy limits and is being contested in good faith, or (b) any other liability (including any liability under an insurance policy that is outside policy limits) that is being contested in good faith and is not in excess of $75,000);

(xiii) make or change any material Tax election, enter into, amend, terminate or otherwise restructure any agreement with any of its Affiliates relating primarily to Taxes (except as contemplated by this Agreement), change an annual accounting period, change any material accounting method, file any amended Tax Return or any claim for any Tax refund, enter into any closing agreement, settle or agree to any Tax Litigation or any material claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax Litigation or assessment, in each case relating to any Acquired Company, provided that the foregoing shall not apply to any such Tax matter unless such Tax matter would have the effect of materially increasing the Tax liability of any Acquired Company for any period ending after the Closing Date or materially decreasing any Tax attribute of any Acquired Company existing on the Closing Date;

(xiv) settle or compromise any Litigation, other than settlements or compromises of Litigation in the ordinary course of business or claims under any insurance policies within applicable policy limits;

(xv) hire any new employee, except to replace a departing non-senior management employee in the ordinary course of business;

(xvi) engage in any transaction, arrangement or contract with any officer, director, stockholder or other insider or Affiliate, except in the ordinary course of business;

(xvii) make any loans or investments or guaranty any Indebtedness, except in the ordinary course of business or in accordance with the Acquired Companies’ investment guidelines applicable to Investment Assets;

(xviii) sell, assign, transfer, license, sublicense or otherwise encumber any of the Owned Intellectual Property or abandon or permit to lapse any of the Owned Intellectual Property, except in the ordinary course of business;

(xix) enter into or agree to any regulatory restrictions or arrangements adversely affecting any of the Company Insurer’s Insurance Licenses listed in Section 2.14 of the Seller Disclosure Letter other than any such restrictions or arrangements required by applicable Law;

(xx) forfeit, abandon, amend, modify, waive or terminate any Insurance License, necessary to conduct the Business, except as may be required by applicable Law; or

(xxi) agree or commit to do any of the foregoing.

4.2 Access to Information; Confidentiality; Books and Records.

(a) From the date hereof until the Closing or the earlier termination of this Agreement in accordance with Section 6.1, Seller shall (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Acquired Companies, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Acquired Companies as such Persons may reasonably request and (iii) instruct the employees of Seller and Seller’s Affiliates to cooperate with Buyer, in each case solely in connection with Buyer’s reasonable preparation to integrate the Acquired Companies into Buyer’s organization following the Closing.

(b) From and after the Closing, Seller, on the one hand, and Buyer, on the other hand, shall promptly afford the other party and its respective counsel, financial advisors, actuaries, auditors and other authorized representatives reasonable access during normal business hours to their respective books and records, information, employees, actuary and auditors to the extent necessary or useful for the party requesting such access in connection with any audit, investigation, dispute, Litigation, regulatory or statutory filings, earnings releases, statistical supplements or financial statements; provided that the party requesting such access agrees to reimburse the other party promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request. Buyer shall cause the Acquired Companies to maintain the books and records, books of account, financial and other records (including accountant’s work papers) for examination and copying by Seller for a period of not less than six years (or, in the case of Tax Returns, until the date on which the relevant statute of limitations expires) following the Closing Date or any longer period as mandated by applicable Law, after which the Acquired Companies may destroy such records in their sole discretion. In addition to and without limiting the generality of the foregoing, Buyer shall use commercially reasonable efforts to facilitate the Acquired Companies’ employees’ participation in such meetings and interviews as may be requested by Seller or its counsel, financial advisors, actuaries, auditors, and other authorized representatives.

(c) Anything to the contrary in Section 4.2(a) or (b) notwithstanding, (i) access rights pursuant to Section 4.2(a) or (b) shall be exercised in such manner as not to interfere unreasonably with the conduct of the Business or any other business of the party granting such access, (ii) the party granting access may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, (B) that may constitute privileged attorney-client communications or attorney work product or (C) if the provision of access to such document (or portion thereof) or information would reasonably be expected to conflict with applicable Laws and (iii) neither Seller nor any of its Affiliates or representatives shall have any obligation to provide Buyer or its representatives (A) access to any Tax Return filed by Seller or any of its Affiliates, or any related materials, in each case not relating exclusively to the Acquired Companies or (B) access to any individual personnel or payroll records, in each case not relating exclusively to the Acquired Companies.

(d) All information provided to Buyer pursuant to this Section 4.2 prior to the Closing shall be held by Buyer as Confidential Material (as defined in the Mutual Non-Disclosure Agreement, dated as of June 10, 2014, between SIC and Buyer (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate. From and after the Closing: (i) Seller, on the one hand, and Buyer, on the other hand, shall, and shall cause their respective Affiliates and representatives to, maintain in confidence this Agreement and any written, oral or other information related to the negotiation hereof, (ii) Seller shall, and shall cause its respective Affiliates and representatives to, maintain in confidence any written, oral or other information relating to the Acquired Companies obtained by virtue of Seller’s ownership of the Acquired Companies prior to the Closing and (iii) Buyer shall, and shall cause its Affiliates and representatives to, maintain in confidence any written, oral or other information of or relating to Seller or any of its Subsidiaries (other than information relating solely to any of the Acquired Companies) obtained in the course of the evaluation and negotiation of the transactions contemplated hereby or by virtue of Buyer’s ownership of the Acquired Companies from and after the Closing, except, in each case, (x) Buyer, Seller or their respective Affiliates may disclose such information to the extent that the applicable party is required to disclose such information by judicial or administrative process or pursuant to applicable Law or such information can be shown to have been in the public domain through no fault of the applicable party or received by the applicable party from a third party that was not subject to an obligation of confidentiality with respect to such information and (y) Seller or Buyer or their respective Affiliates, as the case may be, may disclose to any Person having any direct or indirect beneficial interest in such party, any lender of such party or any rating agency of such party or its Affiliates, information that is of a type customarily provided to such Person in connection with actions proposed to be taken by such party pursuant to this Agreement or in connection with the transactions contemplated hereby. Notwithstanding the foregoing, after the Closing, Buyer shall, and shall cause its Affiliates and representatives to, use commercially reasonable efforts to promptly (and in any event within thirty days after the Closing) remove, erase, delete or otherwise destroy all information relating solely to Seller or any of its Subsidiaries (other than information relating to the Acquired Companies) (whether in print, electronic or other forms) in the possession of any employee of Buyer or the Acquired Companies.

(e) Subject to Section 4.2(d), Seller and its Affiliates shall have the right to retain copies of all books, data, files, information and records in any media (including, for the avoidance of doubt, Tax Returns and other information and documents relating to tax matters) of any of the Acquired Companies relating to periods ending on or prior to the Closing Date. Buyer agrees that, with respect to all original books, data, files, information and records of the Acquired Companies existing as of the Closing Date, it will (x) comply in all material respects with all applicable Laws relating to the preservation and retention of records and (y) apply preservation and retention policies that are no less stringent than those generally applied by Buyer to its own books and records. Any information or materials retained by Seller pursuant to this Section 4.2(e) shall be subject to the confidentiality provisions set forth in this Section 4.2.

(f) Subject to Section 4.2(e), at the Closing, Seller shall cause all material books and records of the Acquired Companies in the possession of Seller to be delivered to Buyer (or a Person designated by Buyer) in the manner (and in the case of physical books and records at the location(s)) reasonably requested by Buyer, in all cases to the extent not located at an office of the Acquired Companies, subject to the following exceptions:

(i) Buyer recognizes that certain books and records may contain incidental information relating to the Acquired Companies or may relate primarily to subsidiaries, divisions or businesses of Seller and its Affiliates other than the Acquired Companies, and that Seller shall not be required to transfer to Buyer, and Seller may retain, such books and records, provided that Seller shall provide to Buyer copies of the relevant portions of such books and records relating to the Acquired Companies;

(ii) Without limiting the foregoing, Seller shall not be required to transfer to Buyer, and Seller may retain, books and records (including financial records), documents, data and information (in whatever form maintained) of the Acquired Companies that relate to Seller or any of its Affiliates (other than the Acquired Companies), including any internal corporate proceedings of Seller or any of its Affiliates (other than the internal corporate proceedings of any Acquired Company), any minutes books, shareholder consents, consolidated financial reports, documents and other materials reflecting or relating to internal approval processes of Seller or any of its Affiliates (other than the Acquired Companies) and any electronic mail, files, records, data and information with respect to the employees of Seller or any of its Affiliates (other than any electronic mail, files, records, data and information with respect to any Continuing Employee that relates exclusively to the Acquired Companies or the Business), provided that Seller shall provide to Buyer copies of the relevant portions of such books and records relating to the Acquired Companies;

(iii) Seller shall not be required to transfer to Buyer, and Seller may retain, all books and records, internal drafts, opinions, valuations, correspondence or other materials prepared in connection with the negotiation, valuation and consummation of the sale of the Shares and the Acquired Companies and/or the terms of engagement of any representatives of Seller or any of its Affiliates with respect thereto, including bids received from other parties and analyses relating to the Acquired Companies;

(iv) Seller may retain any Tax Returns, and Buyer shall be provided with copies of the Acquired Companies’ separate Tax Returns and the pro forma portion of any consolidated or combined Tax Returns relating solely to the Acquired Companies; and

(v) Seller shall not be required to transfer to Buyer, and Seller may retain, any consolidated regulatory filings made by Seller or its Affiliates and any related correspondence with Governmental Authorities unless the information contained therein relates exclusively to any of the Acquired Companies or the Business, and provided that Seller shall provide to Buyer copies of the relevant portions of any such regulatory filings and correspondence relating to the Acquired Companies.

4.3 Filings.

(a) Each party hereto shall (i) use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done, and to assist and cooperate in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, (ii) make the filings required of it or any of its Affiliates under all applicable Laws in connection with this Agreement and the transactions contemplated hereby as promptly as practicable following the date hereof (and not later than 15 Business Days after the date hereof), (iii) comply at the earliest practicable date and after consultation with the other parties hereto with any request for additional information or documentary material received by it or any of its Affiliates from any Insurance Department or any other Governmental Authority or any other Person in connection with this Agreement or the transactions contemplated hereby, (iv) cooperate with the other parties hereto in connection with any filing under any applicable Law and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Insurance Department or any other Governmental Authority and (v) use its reasonable best efforts to take any other action reasonably necessary to obtain the consents, approvals and authorizations required for the consummation of the transactions contemplated by this Agreement at the earliest possible date.

(b) Each party shall promptly inform the other party of any material communication made to, or received by such party or any of its representatives from any Insurance Department or any other Governmental Authority regarding any of the transactions contemplated by this Agreement.

(c) Each party shall promptly inform the other party of any meetings (telephonic or in-person) or hearings to be held with or before any Insurance Department or any other Governmental Authority regarding any of the transactions contemplated by this Agreement, and shall afford the other party the opportunity to attend all such meetings and hearings; provided, that Seller shall, upon the request of Buyer, recuse itself from any portion of such meeting or hearing to the extent that any Confidential Information of Buyer or any of its Affiliates is discussed or disclosed in any manner during or in connection with such portion of such meeting or hearing; provided further that Buyer shall use its commercially reasonable efforts to limit the portions of any such meetings during which Confidential Information of Buyer or any of its Affiliates is discussed or disclosed.

(d) Without limiting the foregoing, each of Seller and Buyer hereby agrees to prepare all documentation, to effect all filings and to obtain all permits, consents, clearances, waivers, approvals and authorizations of all Insurance Departments and other Governmental Authorities and other Persons that may be or may become reasonably necessary, proper or advisable under this Agreement, the Ancillary Agreements and applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) Buyer causing “Form A” or similar change of control applications to be filed in each jurisdiction where required by applicable Law with regards to the transactions contemplated hereby (such filings to be made not later than 15 Business Days after the date hereof) and (ii) Seller and Buyer making as promptly as practicable any other filing that may be required under any insurance, financial services or similar applicable Law or by any Governmental Authority with jurisdiction over enforcement of any applicable insurance, financial services or similar Law. In connection with effecting any such filing or obtaining any such permit, consent, clearance, waiver, approval or authorization, Seller and Buyer shall, subject to applicable Law, (i) permit counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Insurance Department or other Governmental Authority or other Persons, and (ii) provide counsel for the other party with copies of all filings made by such party, and all material correspondence between such party (and its advisors) with any Insurance Department or other Governmental Authority or other Person and any other information supplied by such party to, or received from, an Insurance Department or other Governmental Authority or other Person, in each case relating to the transactions contemplated hereby; provided, that materials may be redacted or withheld (A) to the extent that they concern the valuation of Seller or any of its Subsidiaries or any of their respective businesses or either party or alternatives to the transactions contemplated by this Agreement and (B) as necessary to comply with contractual arrangements. Notwithstanding anything herein to the contrary, Buyer shall not be obligated to agree to any arrangement that would (w) require Buyer, the Acquired Companies and/or Buyer’s Affiliates to maintain a certain number of employees or minimum headcount in any jurisdiction or region in which the Buyer or its Affiliates does not currently conduct any operations, (x) require or involve the sale or disposition of any Acquired Company or its assets, properties or business or the assets, properties or businesses of Buyer or any of its Affiliates, or the making of any debt, equity investment or capital contribution in any of the Acquired Companies or in the Buyer or any of its Affiliates, (y) involve any requirement or restriction on the Business of any of the Acquired Companies or any business of the Buyer or any of its Affiliates, or (z) otherwise be reasonably likely to have an adverse effect on the economic, tax or business benefits to any of the Acquired Companies, the Buyer or its Affiliates of the transactions contemplated hereby, taken as a whole. No party shall be required to waive any condition precedent to comply with this Section 4.3.

4.4 Further Assurances. Other than with respect to any matter governed by Section 4.3, from time to time, as and when reasonably requested by any party, each party shall use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall use its reasonable best efforts to take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement. Such actions shall include executing and delivering such assignments, deeds, bills of sale, consents and other instruments as the requesting party or its counsel may reasonably request as necessary or desirable for such purpose.

4.5 Employees and Employee Benefits.

(a) As of the Closing Date, the Acquired Companies or an Affiliate of Buyer will continue the employment of those employees set forth on Schedule 4.5(a) (such employees shall be referred to herein as “Transferred Employees”) on terms and conditions of employment that are substantially similar to those provided by Buyer to its similarly-situated employees. Nothing in this Agreement shall confer upon any Transferred Employee any right with respect to continued employment with Buyer or any of its Affiliates, nor shall anything herein limit or interfere with Buyer’s or any of its Affiliates’ right to terminate the employment of any Transferred Employee at any time (subject to applicable Law), with or without cause or notice, or restrict Buyer or its Affiliates in the exercise of independent business judgment in modifying any terms or conditions of employment of the Transferred Employees on and after the Closing Date. To the extent required by applicable Law or the terms of a subject Plan, Seller shall be responsible for notifying in writing each Transferred Employee of the termination of any Plan, including any required written notice to participants in any 401(k) plans sponsored by any Acquired Company of their roll-over rights.

(b) Following the Closing, for all purposes under the Plans established or maintained by Buyer, or its Affiliates in which Transferred Employees may be eligible to participate after the Closing (the “New Plans”), each Transferred Employees shall be credited with the same amount of service as was credited by Seller as of the Closing under similar or comparable Plans (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits); provided that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit. Buyer shall, or shall cause its Affiliates to, waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provisions under any of New Plans for Transferred Employees. For purposes of each New Plan providing group medical benefits to any Transferred Employees after the Closing Date, Buyer shall, or shall cause its applicable Affiliate to, give effect, in determining any deductible limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller or the applicable Acquired Company immediately prior to the Closing Date to the extent credited, through the Closing Date.

(c) On or prior to the Closing Date, Seller shall pay all amounts due to employees of any Acquired Company as of the Closing Date in respect of any accrued obligations or unused time under such Acquired Company’s paid time off (PTO) plan.

(d) No assets or liabilities of any Plan maintained by Seller or any of its Affiliates will be transferred to Buyer or any Affiliate of Buyer.

4.6 Supplemental Disclosure. Seller may supplement any Section or Sections of the Seller Disclosure Letter solely with respect to events first arising between the date hereof and the Closing Date and deliver such Section or Sections to Buyer (the “Supplemental Schedules”) not later than three (3) Business Days prior to the Closing Date. Such Supplemental Schedules shall not be deemed disclosures made by Seller for purposes of determining whether the condition to closing set forth in Section 5.2(a)(i) with respect to representations and warranties has been met or for purposes of Seller’s indemnification obligations pursuant to ARTICLE 7 hereof.

4.7 Public Announcements. Neither Buyer nor Seller shall issue or make, or permit any of their Affiliates or representatives to issue or make, any press release or other public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned), except as may be required by Law, in which the case the party required to issue or make such press release or public announcement shall allow the other party a reasonable opportunity to review and comment on such press release or public announcement in advance of publication.

4.8 Non-competition; Non-solicitation.

(a) Seller hereby acknowledges that it is familiar with the Acquired Companies’ trade secrets and with other Confidential Information. Seller further acknowledges and agrees that the Acquired Companies would be irreparably damaged if it were to compete with the Acquired Companies in a Competing Business, and that any such competition by Seller (or its Affiliates) would result in a significant loss of goodwill by the Acquired Companies. Seller further acknowledges and agrees that the covenants and agreements set forth in this Section 4.8 were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, and that Buyer would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if Seller breached the provisions of this Section 4.8. Therefore, Seller agrees, in further consideration of the amounts to be paid hereunder for the Agency Shares and the goodwill of the Acquired Companies sold by Seller, that until the fifth anniversary of the Closing, Seller shall not (and shall cause its controlled Affiliates not to), without the prior written consent of Buyer, directly or indirectly engage, manage, render insurance-related services for or own any controlling interest in any Person that engages, anywhere in the Restricted Territories (as defined below), in any Competing Business. Seller acknowledges that the Acquired Companies’ business has been conducted or is presently proposed to be conducted throughout the States of Arizona, California, Nevada, Oregon and Washington (the “Restricted Territories”) and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Acquired Companies’ business being sold by Seller pursuant to this Agreement.

For purposes of this Section 4.8(a), “Competing Business” means the business of marketing, distributing, underwriting, administering, writing, issuing or selling any insurance policies of the types written or issued in connection with the Business.

(b) Notwithstanding anything to the contrary set forth in Section 4.8(a), and without implication that the following activities otherwise would be subject to or prohibited by Section 4.8(a), nothing in this Agreement shall preclude, prohibit or restrict Seller or any of its Affiliates from engaging in any manner in any of the following:

(i) making investments, directly or indirectly, in Persons engaging in a Competing Business, provided that such investment is a passive investment where Seller or such Affiliate of Seller: (A) does not have the right to designate any of the members of the board of directors or other governing body of such entity or to otherwise direct the operation or management of such entity, (B) is not a participant with any other Person in any “group” (as such term is used in Regulation 13D of the Exchange Act) with such right and (C) owns less than 5% of the outstanding voting securities (including convertible securities) of such entity;

(ii) selling any of its assets or businesses to a Person engaged in lines of business that compete with the Competing Business; or

(iii) acquiring, merging or combining with any business, Person or assets in a transaction that would otherwise violate Section 4.8(a) after the Closing Date (an “After-Acquired Business”) and following such acquisition, merger or combination, no activities of such After-Acquired Business, or of Seller or any of its Affiliates relating to or in connection with the activities of such After-Acquired Business, shall be deemed to violate Section 4.8(a); provided that either: (A) at the time of such acquisition, merger or combination, the gross revenues derived from the Competing Business by the After-Acquired Business (the “Competing After-Acquired Revenues”) are (1) less than 10% of the gross revenues of the After-Acquired Business in the most recently completed fiscal year immediately prior to the date of such acquisition, merger or combination and (2) less than $5 million in the most recently completed fiscal year immediately prior to the date of such acquisition, merger or combination; or (B) at the time of such acquisition, merger or combination, the Competing After-Acquired Revenues are (1) less than 50% of the gross revenues of the After-Acquired Business in the most recently completed fiscal year immediately prior to the date of such acquisition, merger or combination and (2) less than $1 million in the most recently completed fiscal year immediately prior to the date of such acquisition, merger or combination; or (C) as soon as reasonably practicable after such acquisition, merger or combination (and in any event within 18 months thereof), Seller or such Affiliate thereof signs a definitive agreement to dispose of, and, pursuant to the terms of such agreement, disposes of, the relevant portion of the business or securities of such After-Acquired Business (it being understood that, in the case of this clause (C), Seller or such Affiliate will use reasonable best efforts to offer to sell the relevant portion of the business or securities of such After-Acquired Business to Buyer, provided, however, that Seller or such Affiliate will be under no obligation to sell such relevant portion of the business or securities of such After-Acquired Business to Buyer) and may conduct the sales process of such relevant portion of the business or securities of such After Acquired Business in Seller’s or such Affiliate’s sole discretion.

(c) Seller agrees that until the fifth anniversary of the Closing it shall not (and shall cause its controlled Affiliates not to), without the prior consent of Buyer, directly, or indirectly through another Person, (i) induce or attempt to induce any Transferred Employee to leave the employ of the Acquired Companies or their Affiliates, (ii) hire any Transferred Employee or (iii) solicit or service, in each case, in respect of a Competing Business, any Person that was a customer of the Acquired Companies at any time during the 12 month period immediately prior to the Closing, induce or attempt to induce such Person to cease doing business with the Acquired Companies or their Affiliates in respect of a Competing Business, or in any way interfere with the relationship between any such Person and the Acquired Companies or their Affiliates in respect of a Competing Business; provided that nothing in clauses (i) or (ii) of this Section 4.8(c) shall preclude Seller or any of its Affiliates from soliciting, engaging or hiring any Transferred Employee whose employment has been terminated by Buyer, the Acquired Companies or any of Buyer’s other Affiliates, as applicable.

(d) If, at the time of enforcement of the covenants contained in this Section 4.8 (the “Restrictive Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Seller has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Acquired Companies’ business and the substantial investment in the Acquired Companies made by Buyer hereunder.

(e) If Seller or a controlled Affiliate of Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Buyer and the Acquired Companies shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Acquired Companies and that money damages would not provide an adequate remedy to the Acquired Companies or Buyer, which right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer, the Acquired Company or any of their respective Affiliates at Law or in equity.

4.9 Intercompany Agreements and Accounts. Except as set forth in Section 4.9 of the Seller Disclosure Letter, Seller and Buyer shall cause all agreements between any Acquired Company and any of their Affiliates that is not an Acquired Company (“Intercompany Agreements”), to be terminated, effective as of the Closing, without any further obligation or liability of the Acquired Companies or Seller or any of its Affiliates (other than the Note, which will be terminated immediately upon Seller’s receipt of the Purchase Price). Seller shall, and shall cause its Affiliates to, take such action and make such payments as may be necessary so that all intercompany accounts receivable or payable (whether or not currently due or payable) between (x) any Acquired Company, on the one hand, and (y) Seller or any of its Affiliates (other than an Acquired Company), or any of the officers or directors of Seller and any of its Affiliates, on the other hand, shall be settled, discharged, offset, paid, terminated and/or extinguished in full at or prior to the Closing (or, in the case of the Note, upon Seller’s receipt of the Purchase Price).

4.10 Subsequent Financial Statements.

(a) After the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 6.1, Seller shall within five (5) Business Days after the filing thereof with the applicable Insurance Departments, deliver to Buyer copies of the quarterly statutory financial statements of the Company Insurers (such financial statements, the “Subsequent Period Statutory Statements”).

(b) After the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 6.1, within fifteen (15) Business Days after the end of each calendar month, Seller shall deliver to Buyer an unaudited consolidated balance sheet of the Acquired Companies as of the end of such month (collectively, the “Interim Balance Sheets” each an “Interim Balance Sheet”).

(c) After the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 6.1, within fifteen (15) Business Days after the end of each calendar month, Seller shall deliver to Buyer an unaudited consolidated income statement of the Acquired Companies for the portion of the calendar year ended as of the end of such month (collectively, the “Interim Income Statements” and each an “Interim Income Statement”).

4.11 Clawback of Reserves. If, during the five-year period following the Closing, the amount of the Acquired Companies’ Insurance Reserves reflected on the Interim Financial Statements (including the increase pursuant to Section 5.2(e)) in respect of any accident occurring prior to the Closing and that were covered under insurance policies issued by a Company Insurer prior to January 1, 2015 is increased, as a result of adverse development (as determined by Buyer in accordance with its reserving policies in effect as of the date of such increase) (a “Reserves Increase”), Seller shall pay to Buyer an amount equal to such increase within five Business Days of written notice thereof (which written notice shall include reasonable documentation in support of Buyer’s determination thereof); provided, that Seller’s obligations pursuant to this Section 4.11 shall not exceed $1 million in the aggregate. Seller’s obligations pursuant to this Section 4.11 (and Buyer’s right of offset pursuant to Section 1.2(c)) shall apply solely in respect of the ultimate liability of all business of the Acquired Companies written prior to January 1, 2015 and in respect of accidents occurring prior to the Closing. Seller will pay such amount to Buyer by wire transfer of immediately available funds or Buyer may offset such amount against any payments owed to Seller pursuant to this Agreement or any Ancillary Agreement. To the extent that the amount of any Insurance Reserves increased in accordance with this Section 4.11 are subsequently decreased as a result of favorable development (as determined by Buyer in accordance with its reserving policies in effect as of the date of such increase), Buyer will reimburse Seller for the amount of such decrease (to the extent Seller paid Buyer the amount of the original increase). During the five-year period following the Closing, Buyer shall provide or cause to be provided (i) to Seller on a yearly basis such information, reports, records, data and working papers, including each Schedule P and a related report thereon covering the Acquired Companies’ Insurance Reserves during such period, that are relevant for purposes of determining the amount of the Acquired Companies’ Insurance Reserves reflected on the Interim Financial Statements (including the increase pursuant to Section 5.2(e)) and (ii) to Seller and its representatives, following a claim by Buyer pursuant to Section 1.2(c) or this Section 4.11, such access to Buyer’s and the Acquired Companies’ personnel as may be reasonably required in connection with determining the amount of the Acquired Companies’ Insurance Reserves reflected on the Interim Financial Statements (including the increase pursuant to Section 5.2(e)). For the avoidance of doubt, neither Section 1.2(c) nor this Section 4.11 will apply to policy renewals occurring after December 31, 2014.

4.12 Real Estate Matters. Prior to the Closing, Seller shall cause each of the Acquired Companies to transfer to Seller (or an Affiliate thereof, other than an Acquired Company) all right, title and interest of such Acquired Company in and to the real property located in Stockton, California that is owned by such Acquired Company so that, at the Closing, no Acquired Company has any right, title or interest therein, and shall have delivered evidence thereof to Buyer, in form and substance reasonably acceptable to Buyer.

4.13 Indemnification of Directors and Officers. Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Acquired Companies now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of any Acquired Company, as provided in the Organizational Documents of such Acquired Company, in each case as in effect on the date of this Agreement, or pursuant to any other indemnification or similar agreements in effect on the date hereof, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

4.14 Use of Names, Etc.. Buyer acknowledges and agrees that, except as provided herein or in the Ancillary Agreements, Buyer is not purchasing, acquiring or otherwise obtaining any right, title or interest or license in or to any intellectual property owned or licensed by Seller or any of its Affiliates (other than the Acquired Companies) (collectively, “Seller IP”), including any Trademark of Seller or any of its Affiliates (other than the Acquired Companies), including those set forth in Section 2.11 of the Seller Disclosure Letter (collectively, the “Seller Trademarks”). At Closing, Seller or an Affiliate of Seller shall enter into a trademark license agreement with Buyer on terms reasonably acceptable to the parties (the “Trademark License Agreement”) for use of the Seller Trademarks by the Acquired Companies on the terms set forth therein, provided that the term of the Trademark License Agreement shall not be longer than the term of the MSA.

ARTICLE 5

Conditions Precedent

5.1 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, or waiver by Buyer and Seller, at or prior to the Closing of the following conditions:

(a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

(b) Other Governmental Approvals. Seller and Buyer, as applicable, shall have received all consents, authorizations and approvals from the Governmental Authorities set forth on Schedule 5.1(b), and no such consent, authorization or approval shall have been revoked.

5.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, or waiver by Buyer, at or prior to the Closing of the following additional conditions:

(a) Representations; Performance.

(i) The representations and warranties of Seller contained in ARTICLE 2 (except in the case of any of the Qualified Reps, without giving effect to any limitations or qualifications as to “materiality” or “Material Adverse Effect” (which shall instead be read as an adverse effect) set forth therein) shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date (except for such representations and warranties that are as of an earlier date, which representations and warranties shall be true and correct as of such date), in each case except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; provided that (A) the representations and warranties in Section 2.4(a) shall be true and correct in all material respects as of the Closing Date as if they were made as of the Closing Date and (B) the representations and warranties in clause (a) of Section 2.23 shall be true and correct in all respects as of the Closing Date as if they were made as of the Closing Date.

(ii) Seller shall have in all material respects duly performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

(iii) Seller shall have delivered to Buyer the items set forth in Section 1.3(b).

(iv) Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller to the effect set forth above in clauses (i) and (ii) of this Section 5.2(a).

(b) FIRPTA Certificate. Seller shall have delivered to Buyer a statement, meeting the requirements of Section 1.1445-2(b)(2) of the Treasury Regulations, to the effect that Seller is not a “foreign person” within the meaning of section 1445 of the Code and the Treasury Regulations thereunder.

(c) Material Adverse Effect. Since the date of this Agreement, (i) there shall not have occurred any Material Adverse Effect, and (ii) no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect.

(d) Termination of Acquired Company 401(k) Plan. Seller shall have delivered evidence of termination of the Acquired Company 401(k) Plan, in form and substance reasonably satisfactory to Buyer.

(e) Increase of Reserves. No later than one month prior to the Closing Date, the Acquired Companies shall have increased the amount of reserves shown on the Financial Statements for the year ended December 31, 2014 by an amount equal to $3.0 million, and shall have delivered evidence thereof to Buyer, in form and substance reasonably acceptable to Buyer.

(f) Contribution. Seller shall have contributed an amount equal to $10 million (the “Contributed Amount”) to SIC, and shall have delivered evidence thereof to Buyer in form and substance reasonably acceptable to Buyer.

5.3 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, or waiver by Seller, at or prior to the Closing of the following additional conditions:

(a) Representations; Performance. The representations and warranties of Buyer contained in Article 3 (without giving effect to any limitations or qualifications as to “materiality” set forth therein) shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date (except for such representations and warranties that are as of an earlier date, which representations and warranties shall be true and correct as of such date), in each case except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Buyer to timely consummate the transactions contemplated hereby. Buyer shall have in all material respects duly performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer to the effect set forth above in this Section 5.3(a).

(b) Closing Deliveries. Buyer shall have delivered to Seller the items set forth in Section 1.3(c).

ARTICLE 6

Termination

6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written agreement of Buyer and Seller;

(b) by either Buyer or Seller by notice to the other party, if:

(i) the Closing shall not have been consummated on or before March 31, 2016 (the “End Date”), provided, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or

(ii) (A) there shall be any Law that makes consummation of the Closing illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Buyer or Seller from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

(c) by Buyer by notice to Seller, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Seller set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.2(a) not to be satisfied, and such breach is incapable of being cured by the End Date; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 6.1(c) if Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; or

(d) by Seller by notice to Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.3(a) not to be satisfied, and such breach is incapable of being cured by the End Date; provided, that Seller shall not have the right to terminate this Agreement pursuant to this Section 6.1(d) if Seller is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect without liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to the other party except as provided in this Section 6.2, provided that no such termination (nor any provision of this Agreement) shall relieve any party from liability for any damages (including claims for damages based on the consideration that would have otherwise been payable to Seller) for fraud or for breach of this Agreement or impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. The provisions of Section 4.2(d), Section 4.7, Section 6.1, this Section 6.2, Section 9.1, Section 9.2, and Article 10 shall survive any termination hereof pursuant to Section 6.1. If this Agreement is terminated pursuant to Section 6.1, (i) Buyer shall destroy (and certify in writing to Seller the destruction thereof) or return to Seller all documents received from or on behalf of Seller or the Acquired Companies relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and (ii) all confidential information received by Buyer or any of its representatives with respect to the Business, Seller, the Acquired Companies or any other Affiliates of Seller shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

6.3 Opportunity to Cure Breach. In the event that Seller or Buyer shall allege or otherwise assert that the other party has breached any provision of this Agreement, whether in connection with a right of termination or the satisfaction of any condition, the other party shall have the opportunity, for not less than 30 days following such allegation or assertion, to cure such breach (if such breach is capable of being cured).

ARTICLE 7

Survival; Indemnification

7.1 Survival. The representations, warranties and covenants in this Agreement shall survive the Closing as follows:

(a) the representations and warranties in Section 2.18 (Tax Matters) shall survive until 30 days after the applicable statute of limitations (after giving effect to any extensions or waivers thereof);

(b) the representations and warranties in Section 2.1 (Corporate Status), Section 2.2(a) (Corporate and Governmental Authorization), Section 2.4 (Capitalization; Title to Shares), Section 2.20 (No Finder’s Fees), Section 3.1 (Corporate Status), Section 3.2(a) (Corporate and Governmental Authorization) and Section 3.6 (Finder’s Fees), shall survive indefinitely or until the latest date permitted by applicable Law;

(c) all other representations and warranties in this Agreement shall survive until the date that is 18 months following the Closing Date;

(d) the covenants and agreements of the parties contained in this Agreement that are to be performed or complied with at or before the Closing shall not survive the Closing;

(e) the covenants and agreements of the parties contained in this Agreement that are to be performed or complied with after the Closing shall survive until fully performed or complied with; and

(f) the obligations to indemnify any party under this Agreement shall terminate when the applicable representation, warranty, covenant or agreement terminates pursuant to this Section 7.1.

provided, that any representation, warranty or covenant in respect of which indemnity may be sought under Section 7.2 below, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 7.1 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

7.2 Indemnification.

(a) Indemnification by Seller. From and after the Closing, Seller shall indemnify Buyer and its Affiliates (including the Acquired Companies after the Closing), officers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Buyer Parties”) and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties for, any loss, Liability, demand, judgment, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable legal, consulting and other professional fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, “Losses”) (without duplication of any dollar amount of any Loss for which indemnification may be provided under Article 8 or under more than one provision of this Section 7.2(a)) which any such Buyer Party suffers, sustains or becomes subject to, as a result of or arising out of:

(i) any breach by Seller of any representation or warranty made by Seller in this Agreement, or in any of the certificates furnished by Seller pursuant to this Agreement;

(ii) any nonperformance or breach of any covenant, agreement or other provision by Seller under this Agreement; and the Acquired Companies’ failure to deliver audited SAP financial statements for 2013 and 2014 in a timely manner (fines, penalties, etc.); provided, however, that this indemnity shall not apply to the information or any inaccuracies contained in such audited financial statements, or any Losses arising out of such information or inaccuracies, it being understood that such information and inaccuracies, if any, will subject to the representations and warranties set forth in this Agreement, to the extent applicable.

provided, that Seller shall not have any Liability or be required to indemnify any Buyer Party for any Losses under Section 7.2(a)(i) (other than with respect to the representations and warranties contained in the first two sentences of Section 2.1 (Corporate Status), Section 2.2(a) (Corporate and Governmental Authorization), Section 2.4 (Capitalization; Title to Shares) and Section 2.20 (No Finder’s Fees) (collectively, the “Fundamental Reps”)) unless the aggregate of all such Losses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to 0.50% of the Purchase Price (the “Deductible”), at which time Seller shall be liable only for Losses in excess of such Deductible; provided, further, that Seller’s aggregate Liability under Section 7.2(a)(i) (other than with respect to the Fundamental Reps), shall in no event exceed the amount equal to 25% of the Purchase Price; and provided further that in no event shall Seller’s aggregate indemnification obligation for Losses pursuant to Section 7.2(a)(i) exceed the Purchase Price. Nothing in this Section 7.2(a) (x) shall be deemed to alter the survival periods set forth in Section 7.1 in any manner or (y) shall limit or restrict any of the Buyer Parties’ right to maintain or recover any amounts in connection with fraud or willful misconduct.

(b) Indemnification by Buyer. From and after the Closing, Buyer shall indemnify Seller and its Affiliates, officers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Seller Parties”) and hold each of them harmless against and pay on behalf of or reimburse such Seller Parties for, any Losses which any such Buyer Party suffers, sustains or becomes subject to, as a result of or arising out of:

(i) any breach by Buyer of any representation or warranty made by Buyer in this Agreement, or in any of the certificates furnished by Buyer pursuant to this Agreement; and

(ii) any nonperformance or breach of any covenant, agreement or other provision by Buyer under this Agreement.

(c) Manner of Payment. Except as otherwise provided herein, any indemnification of the Buyer Parties or Seller Parties pursuant to this Section 7.2 shall be effected by wire transfer of immediately available funds from Seller or Buyer, as the case may be, to an account(s) designated by the applicable Buyer Party or Seller Party, as the case may be, within 10 Business Days after the final determination thereof. All indemnification payments under this Section 7.2 shall be deemed adjustments to the Purchase Price for Tax purposes.

(d) Third Party Claims.

(i) In order for a Person making a claim for indemnification under this Section 7.2 (an “Indemnitee”) to be entitled to any such indemnification in respect of, arising out of or involving any action, lawsuit, proceeding, investigation or other claim made by any Person not a party hereto against the Indemnitee (a “Third Party Claim”), such Indemnitee must notify the indemnifying party (an “Indemnitor”) of the Third Party Claim in writing promptly after receipt by such Indemnitee of notice of such Third Party Claim, describing in reasonable detail the facts giving rise to the Third Party Claim, the amount or estimated thereof (to the extent known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder with respect to such Third Party Claim except to the extent that the Indemnitor shall have been actually prejudiced as a result of such failure (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee to provide such notice). Thereafter, the Indemnitee shall deliver to the Indemnitor, promptly following the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(ii) The Indemnitor shall be entitled to participate in the defense of such Third Party Claim at such Indemnitor’s expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof upon written notice to the applicable Buyer Party or Buyer Parties with counsel selected by the Indemnifying Party (provided, however, that such counsel is not reasonably objected to by the Indemnitee).

(iii) If the Indemnitor assumes control of the defense of a Third Party Claim in accordance with this Section 7.2(d), the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice (not reasonably objected to by the Indemnitor) for such purpose, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense and that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense).

(iv) Notwithstanding Section 7.2(d)(ii), the Indemnitor shall not be entitled to assume control of the defense of any Third Party Claim (unless otherwise agreed to in writing by the Indemnitee) and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee if (A) the Third Party Claim is a criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (B) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee’s reputation; (C) the Third Party Claim seeks an injunction or equitable relief other than monetary damages against the Indemnitee that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for monetary damages; (D) the Indemnitor is also a party to such Third Party Claim and the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; or (E) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim. In any such event, and the Indemnitor shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing at its own expense.

(v) If the Indemnitor assumes control of the defense of a Third Party Claim in accordance with this Section 7.2(d), the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim if, pursuant to or as a result of such settlement, injunctive or other equitable relief other than monetary damages will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all Liabilities with respect to such claim, with prejudice. Whether or not the Indemnitor assumes the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(vi) The Indemnitor and the Indemnitee shall cooperate in order to ensure the proper and adequate defense of all Third Party Claims, including by providing access to each other’s relevant business records and other documents and employees.

(vii) If there is any conflict between the provisions of this Section 7.2(d) and Section 8.2 (relating to Tax contests), the provisions of Section 8.2 shall control with respect to Tax contests.

(e) Direct Claims. If an Indemnitee wishes to make a claim for indemnification hereunder for a Loss that does not result from a Third Party Claim (a “Direct Claim”), the Indemnitee shall notify the Indemnitor in writing of such Direct Claim, describing in reasonable detail the facts giving rise to such Direct Claim, the amount or estimated thereof (to the extent known and quantifiable, which amount or estimated amount shall not be conclusive of the final amount of such Direct Claim), any other remedy sought, the basis for which indemnification is sought and copies of any relevant documents evidencing such Direct Claim; provided, however, that the failure to timely give such notice shall not relieve the Indemnitor of its obligations hereunder with respect to such Direct Claim except to the extent that the Indemnitor shall have been actually prejudiced as a result of such failure (except that the Indemnitor shall not be liable for any expenses incurred during the period in which the Indemnitee to provide such notice). The Indemnitor shall have a period of 30 days within which to respond to such Direct Claim. If the Indemnitor does not respond within such 30 day period, the Indemnifying Party will be deemed to have accepted the Direct Claim.

(f) Certain Waivers; etc. Seller hereby agrees that it shall not make any claim for indemnification against Buyer, the Acquired Companies or any of their respective Affiliates by reason of the fact that Seller is or was a stockholder or agent of the Acquired Companies (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, by-law, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Buyer Parties against Seller pursuant to this Agreement and Seller hereby acknowledges and agrees that it shall not have any claim or right to contribution or indemnity from the Company or any of its Affiliates with respect to any amounts paid by it pursuant to this Agreement or otherwise. Effective upon the Closing, Seller hereby irrevocably releases and discharges the Acquired Companies from any and all liabilities to it of any kind or nature whatsoever, whether in the capacity as a stockholder of the Acquired Companies or otherwise, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding (other than this Agreement and any of the other agreements executed and delivered in connection herewith) or otherwise at law or in equity, arising contemporaneously with or before the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or before the Closing Date, and Seller agrees that it shall not seek to recover any amounts in connection therewith or thereunder from the Acquired Companies.

(g) Other Indemnification Related Matters.

(i) For purposes of calculating the amount of any Loss indemnifiable pursuant to Section 7.2(a) or Section 7.2(b), any inaccuracy in or breach of any representations or warranties, except for any of the Qualified Reps, shall be determined without regard to any materiality or “Material Adverse Effect” (which shall instead be read as an adverse effect) or similar qualification contained in such representations and warranties.

(ii) No Buyer Party shall be entitled to indemnification with respect to any Loss (A) to the extent it was reflected or provided for or reserved against on the Closing Statement, as finally determined in accordance with Section 1.2(b), or otherwise taken into account in calculating Closing TBV, as finally determined in accordance with Section 1.2(b) or (B) that is an Excluded Loss. “Excluded Loss” means any Loss relating to or arising out of the adequacy, sufficiency, calculation or determination of Insurance Reserves in respect of any period prior to January 1, 2015 (other than Losses arising from Seller’s breach of the representation contained in the third sentence of Section 2.6(d) hereof).

(iii) Except as provided in this Article 7 and Article 8, the indemnity provided for in this Article 7 and Article 8 shall be the sole and exclusive remedy of the Buyer Parties or Seller Parties, as the case may be, after the Closing with respect to any and all claims for monetary damages relating to this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud or willful misconduct).

(iv) Seller and Buyer shall cooperate with each other with respect to resolving any Losses with respect to which any party is obligated to indemnify any Buyer Parties or Seller Parties, as the case may be.

(v) Any indemnity payment made by an Indemnitor pursuant to this Article 7 in respect of any Loss shall be, without duplication, net of any insurance proceeds (minus any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any related increases in insurance premiums), and any other amounts from any other Person alleged to be responsible for any Losses, in each case actually received by the Indemnitee in respect of such claim; provided, that nothing herein shall obligate any Buyer Party to seek recovery under any insurance policy or from any Person. If an Indemnitee receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnitee shall promptly reimburse the Indemnitor for any payment made or expense incurred by such Indemnitor in connection with providing such indemnification payment up to the amount received by the Indemnitee.

(vi) Except as required by Law, any payment made pursuant to this ARTICLE 7 shall be treated by Seller and Buyer as an adjustment to the Purchase Price for federal income tax purposes.

(vii) Notwithstanding anything to the contrary in this Section 7.2, in no event shall an Indemnitor have any liability to an Indemnitee for any punitive or exemplary damages, other than punitive or exemplary damages recovered by third parties in connection with a Third Party Claim.

ARTICLE 8

Tax Matters

8.1 Tax Indemnity.

(a) Subject to Article 7 and Section 8.2(h), Seller shall be liable for, and shall indemnify and hold the Buyer Parties harmless from and against, the following:

(i) any and all Taxes of any Acquired Company relating to any Pre-Closing Tax Period that have not been paid as of the Closing Date or taken into account in determining the Closing TBV; and

(ii) any and all Taxes of any other Person (other than the Acquired Companies) for which any Acquired Company is liable pursuant to Section 1.1502-6 of the Treasury Regulations or any similar provision of state, local or foreign Tax Law for periods ending on or prior to the Closing Date and that have not been paid as of the Closing Date or taken into account in determining the Closing TBV.

Notwithstanding anything to the contrary in this Agreement, (A) Seller shall not be liable for or pay, and shall not indemnify Buyer from and against, (I) any Taxes that result from any breach by Buyer or its Affiliates of Section 8.5 and (II) any Taxes imposed on an Acquired Company as a result of transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Section 1.1502-76(b)(1)(ii)(B) of the Treasury Regulations) and (to the extent permitted) for other income Tax purposes, to the portion of the Closing Date after the Closing (provided that Buyer and Seller agree that, with respect to any transaction described in this clause (II), the Acquired Companies and all persons related to the Acquired Companies under Section 267(b) of the Code immediately after the Closing shall treat the transactions for all federal income Tax purposes (in accordance with Section 1.1502-76(b)(1)(ii)(B) of the Treasury Regulations and (to the extent permitted) for all other income Tax purposes, as occurring at the beginning of the day following the Closing Date) (Taxes described in clauses (I) or (II), “Excluded Taxes”) and (B) the indemnity provided by this Section 8.2(a) shall (A) not exceed the Purchase Price and (B) survive (x) in the case of any Tax other than a Tax to which the provisions of Section 8.1(a)(ii) above apply, until the third anniversary of the Closing Date and (y) in the case of any Tax to which the provisions of Section 8.1(a)(ii) above apply, until ninety days following the expiration of the applicable statute of limitations.

(b) Subject to Section 8.2(h), Buyer shall be liable for, and shall indemnify and hold Seller and its Affiliates harmless from and against, the following:

(i) any and all Taxes of any Acquired Company relating to any Tax period beginning after the Closing Date;

(ii) any and all Taxes of any Acquired Company relating to the portion of any Straddle Period beginning after the Closing Date (determined in accordance with Section 8.2(f)); and

(iii) Excluded Taxes.

8.2 Tax Cooperation; Allocation of Taxes.

(a) If a claim for Taxes, including notice of a pending audit, shall be made by any Person in writing, which, if successful, would result in an indemnity payment pursuant to Section 8.1 (any such claim, a “Tax Claim”), the party which receives such notice shall notify the other party in writing of the Tax Claim within fifteen (15) Business Days after receipt of such Tax Claim; provided, however, that failure to deliver such notice by any party seeking indemnification (the “Tax Indemnified Party”) shall not relieve the other party (the “Tax Indemnifying Party”) of such obligation to make an indemnity payment except to the extent that the Tax Indemnifying Party’s position is actually prejudiced as a result thereof.

(b) The Tax Indemnifying Party may, by written notice delivered to the Tax Indemnified Party not later than ten (10) days following delivery of the notice required by Section 8.2(a), elect to control all proceedings in connection with any Tax Claim (other than any such claim involving any Straddle Period that the Tax Indemnified Party elects to control) (including selection of counsel) at its own expense and, without limiting the foregoing, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may either pay the Tax Claim and sue for a refund where applicable Law permits such refund suits or contest such Tax Claim in any permissible manner; provided, that the Tax Indemnified Party shall be entitled to participate in such proceeding at its own expense and (i) the Tax Indemnifying Party shall keep the Tax Indemnified Party regularly informed as to the status of such proceedings (including by providing copies of all notices received from the relevant Taxing Authority) and (ii) the Tax Indemnifying Party shall not settle or otherwise compromise such Tax Claim without the Tax Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement or compromise would materially adversely affect the Tax liability of the Indemnified for any period ending after the Closing Date. If any Tax Indemnifying Party elects not to control any proceedings relating to a Tax Claim which it is entitled to control pursuant to this Section 8.2(b) and in the case of proceedings related to a Tax Claim that involves a Straddle Period, the Tax Indemnified Party may elect to control such proceedings; provided, the Tax Indemnifying Party shall be entitled to participate in such proceeding at its own expense and (i) the Tax Indemnified Party shall keep the Tax Indemnifying Party reasonably informed as to the status of such proceedings (including by providing copies of all notices received from the relevant Taxing Authority) and in the case of any Straddle Periods the Tax Indemnifying Party shall have the right to review and comment on any correspondence from the Tax Indemnified Party to the relevant Taxing Authority prior to submission of such correspondence to the Taxing Authority, (ii) in the case of any Straddle Periods the Tax Indemnified Party shall at all times continue to diligently prosecute and defend such proceeding by appropriate methods and (iii) the Tax Indemnified Party shall not settle or otherwise compromise such Tax Claim without the Tax Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Seller shall be responsible for preparing (i) all income Tax Returns of the Acquired Companies with respect to any taxable periods that end on or before the Closing Date and (ii) all Consolidated or Combined Returns. Seller shall pay any Tax reflected as due on such Tax Returns as filed to the extent such Taxes are the responsibility of Seller pursuant to the provisions of Section 8.1. Buyer shall be responsible for preparing and filing all other Tax Returns relating to the Acquired Companies, provided that with respect to any Tax Return with respect to a Straddle Period, (i) such Tax Return shall be prepared and filed in a manner consistent with past practice and, on such Tax Return, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods and (ii) not later than thirty days prior to the due date for filing any such Tax Return, Buyer shall provide Seller with a copy of such Tax Return for Seller’s approval. Seller shall, not later than five days before any Tax Return with respect to a Straddle Period prepared by Buyer is due, pay to Buyer the amount of the Tax payment reflected as due on such Tax Return as filed to the extent such Taxes are the responsibility of

Seller pursuant to the provisions of Section 8.1. Without the prior written consent of Seller, Buyer shall not, and shall not permit any of its Affiliates to (i) amend, refile or otherwise modify any Tax Returns with respect to any Acquired Company relating to any taxable period (or portion thereof, determined in accordance with Section 8.2(f)) that ends on or before the Closing Date, (ii) change any Tax election with respect to such taxable period or (iii) take any other action that would increase any Tax liability or reduce any Tax benefit in respect of any taxable year or period ending on or before the Closing Date or any Straddle Period. In the event of any disagreement between Buyer and Seller regarding any Straddle Period Tax Return furnished to Seller under this Section 8.2(c) that cannot be resolved by the tenth day prior to the due date for such Tax Return, such disagreement shall be resolved by an accounting firm of international reputation mutually agreeable to Buyer and Seller (the “Outside Accountant”), and any such determination by the Outside Accountant shall be final. The fees and expenses of the Outside Accountant shall be borne equally by Buyer and Seller. If the Outside Accountant does not resolve any differences between Buyer and Seller with respect to such Tax Return at least five days prior to the due date therefor, such Tax Return shall be filed as prepared by the Buyer and amended to reflect the Outside Accountant’s resolution. Nothing in this Section 8.2(c) shall excuse Seller from its responsibility for its share, as determined in accordance with Section 8.1, of any Taxes if the amount of Taxes as ultimately determined (on audit or otherwise) for periods covered by the relevant Tax Returns exceeds the amount determined under the foregoing provisions of this Section 8.2(c).

(d) Any overpayments, refunds or credits of Taxes attributable to any taxable period (or portion thereof) of any Acquired Company that ends on or before the Closing Date for which Seller is responsible pursuant to Section 8.1, plus any interest actually received with respect thereto from an applicable Taxing Authority, shall be for the account of Seller. Buyer shall and shall cause its Affiliates to take such steps as may be reasonably available to secure any such refund or credit, including through the filing of amended Tax Returns, and Buyer shall pay or cause to be paid such amount to Seller less reasonable out-of-pocket expenses incurred in connection with obtaining such refunds.

(e) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Acquired Companies as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any governmental authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Acquired Companies and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 8.2(e).

(f) With respect to any taxable period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”), for the purposes of this Article 8, the amount of Tax for such Straddle Period allocable to the portion of any Tax for such period (i) ending on the Closing Date shall (x) in the case of any Taxes other than Taxes those described in clause (y), be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, gains or receipts, be deemed to equal, on a “closing of the books” basis, the amount which would be payable if the relevant Tax period ended on the Closing Date and (ii) beginning on the day after the Closing Date shall be the remainder of the amount of Tax for such Straddle Period; provided, however, that (I) transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Section 1.1502-76(b)(1)(ii)(B) of the Treasury Regulations) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date and (II) exemptions, allowances or deductions that are calculated on an annual basis, such as property Taxes and depreciation deductions, shall be apportioned on a daily basis.

(g) All Tax sharing agreements involving the Acquired Companies on the one hand and Seller or any Affiliate (other than the Acquired Companies) on the other hand shall terminate as of the Closing Date and no payments under any such Tax sharing agreements shall be made after the Balance Sheet Date.

(h) All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid half by Buyer and half by Seller when due. Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges if required to be filed prior to the Closing Date. Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges if required to be filed on or after the Closing Date. If required by applicable law, the parties hereto will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

(i) Except as set forth in Section 8.4, but otherwise notwithstanding anything to the contrary herein, Seller and Buyer agree that Seller makes no representation, warranty, and provides no other assurance, with respect to the amount of any Tax Attributes of the Acquired Companies, or with respect to the availability on and after the Closing Date of any Tax Attributes of the Acquired Companies. Seller shall have no liability for any Taxes resulting from or arising with respect to any sale of the Acquired Companies (or any assets thereof) following the Closing Date.

8.3 Payments. Except as required by Law, any payment made pursuant to this Article 8 shall be treated by Seller and Buyer as an adjustment to the Purchase Price for income tax purposes.

8.4 Loss Shares. In the event that the sale of any of the Shares constitutes a sale of “loss shares” within the meaning of Treasury Regulations Section 1.1502-36 that would otherwise result in a reduction of any of the attributes of any of the Acquired Companies pursuant to the provisions of Treasury Regulations Section 1.1502-36(d), Seller shall timely make or cause to be timely made a valid election under Treasury Regulations Section 1.1502-36(d)(6)(i)(A) to reduce the Tax basis that Seller has in such Shares so as to prevent any such reduction of the net (of the liabilities of such Acquired Company) Tax basis of the subject Acquired Company(ies) in its assets below the Purchase Price attributable to the Shares of such Acquired Company(ies).

8.5 338 Election. Buyer and its Affiliates (including, after the Closing, the Acquired Companies) shall not, without the written consent of Seller, (i) make any election under Section 338 of the Code or any similar provisions of state, local or foreign law in connection with the purchase of the Agency Shares or the deemed purchase of shares of any of the Acquired Companies or (ii) engage in any activity or transaction that would cause the transactions contemplated by this Agreement to be treated as a purchase or sale of assets of the Acquired Companies for Tax purposes.

ARTICLE 9

Definitions

9.1 Certain Terms. The following terms have the respective meanings given to them below:

“Acquired Company(ies)” means has the meaning set forth in the Recitals.

“Acquired Companies Securities” has the meaning set forth in Section 2.4(b).

“Acquired Company 401(k) Plan” means the Unified Grocers Sheltered Savings Plan (SSP).

“Actuarial Analyses” has the meaning set forth in Section 2.6(e).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agency” has the meaning set forth in the Recitals.

“Agency Shares” has the meaning set forth in the Recitals.

“Agent” has the meaning set forth in Section 2.24(a).

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means the Master Services Agreement, the Trademark License Agreement and any other documents required to consummate the transactions contemplated hereby.

“Aon” means AON Global Risk Consulting, Actuarial & Analytic Practice.

“Aon Report” means the report prepared by Aon attached as Exhibit A hereto.

“Applicable Accounting Principles” has the meaning set forth in Section 1.2(b)(i).

“Arbitration Firm” has the meaning set forth in Section 1.2(b)(iii).

“Assets” has the meaning set forth in Section 2.10(a).

“Actuarial Analyses” has the meaning set forth in Section 2.6(e).

“Balance Sheet Date” means the date of the Interim Financial Statements.

“Business” means the business and operations of the Acquired Companies as conducted as of the date hereof and at any time between the date hereof and the Closing.

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Disclosure Letter” means the letter, dated as of the date hereof, delivered by Buyer to Seller prior to the execution of this Agreement and identified as the Buyer Disclosure Letter.

“Buyer Parties” has the meaning set forth in Section 7.2(a).

“Closing” has the meaning set forth in Section 1.3(a).

“Closing Balance Sheet” has the meaning set forth in Section 1.2(b)(ii).

“Closing Date” has the meaning set forth in Section 1.3(a).

“Closing Statement” has the meaning set forth in Section 1.2(b)(ii).

“Closing TBV” means the Acquired Companies’ Tangible Book Value as of the Closing Date, as shown on the Closing Balance Sheet.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Insurers” means SIC and SICL.

“Company Intellectual Property” has the meaning set forth in Section 2.11.

“Competing Business” has the meaning set forth in Section 4.8(a).

“Confidentiality Agreement” has the meaning set forth in Section 4.2(d).

“Condition Satisfaction” has the meaning set forth in Section 1.3(a).

“Consolidated or Combined Return” means any Tax Return that is filed or required to be filed and that includes any Acquired Company, on the one hand, and Seller or any of its Affiliates (other than the Acquired Companies), on the other hand.

“Deductible” has the meaning set forth in Section 7.2(a).

“Deposit” has the meaning set forth in Section 2.13(g).

“Direct Claim” has the meaning set forth in Section 7.2(e).

“End Date” has the meaning set forth in Section 6.1(b)(i).

“Earn-Out Payment” has the meaning set forth in Section 1.2(c)(i).

“Earn-Out Period” means each annual period ended December 31 during the term of the Master Agreement.

“Earn-Out Statement” has the meaning set forth in Section 1.2(c)(i).

“Environmental Law” means any and all local, state and federal Laws and binding judicial or administrative interpretations thereof pertaining to: (a) the protection of the environment (including air quality, surface water, groundwater, soils, subsurface strata, drinking water, natural resources and biota)

or human health and safety; or (b) the presence, use, processing, generation, management, storage, treatment, recycling, disposal, discharge, release, threatened release, investigation or remediation of hazardous materials, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act and the Federal Clean Air Act, and their implementing regulations as well as applicable state analogues, each as may be amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations promulgated thereunder.

“Estimated Closing Statement” has the meaning set forth in Section 1.2(b)(i).

“Estimated Closing TBV” has the meaning set forth in Section 1.2(b)(i).

“Estimated Purchase Price” has the meaning set forth in Section 1.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Excluded Taxes” has the meaning set forth in Section 8.1(a).

“Financial Statements” has the meaning set forth in Section 2.6(a).

“Fundamental Reps” has the meaning set forth in Section 7.2(a).

“GAAP” has the meaning set forth in Section 2.6(a).

“GAAP Financial Statements” has the meaning set forth in Section 2.6(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Gross Written Premium” means, for any period after the Closing, (a) the gross written premium (determined in accordance with GAAP) written on or attributable to all insurance policies purchased during such period by any member or customer of the Seller identified on a list of such members and customers delivered during the Term that are issued by any Company Insurer or any other Affiliate of Buyer, to the extent such policies were purchased (i) from or through the Agency or (ii) if after the Closing the Agency is restructured, downsized, sold or substantially replaced by a different sales channel (an “Agency Change”), by any such member or customer who would reasonably be expected to have purchased such policy from or through the Agency but for any such Agency Change, less (b) the amount of any surcharges or amounts returned as a result of any cancellation of any policies.

“Hazardous Substance” means (i) any petroleum or petroleum products, asbestos, urea formaldehyde insulation or polychlorinated biphenyls and (ii) any material or substance regulated as toxic or hazardous under any applicable Environmental Law.

“Indebtedness” means with respect to a Person, without duplication, (i) any indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) all obligations in respect of letters of credit and bankers’ acceptances issued for the account of such

Person, (iv) all deferred rent, (v) all liabilities for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business which are not past due), and (vi) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, in each case of such Person whether incurred, assigned, granted or unsecured, and guarantees and indemnity, surety and other agreements of such Person of any of the foregoing of any other Person. For avoidance of doubt, Indebtedness shall not include capital leases.

“Indemnitee” has the meaning set forth in Section 7.2(d)(i).

“Indemnitor” has the meaning set forth in Section 7.2(d)(i).

“Insurance Department” means, in any jurisdiction, the Governmental Authority primarily charged with the regulation of the business of insurance in such jurisdiction.

“Insurance Laws” means all applicable statutes, laws, regulations, rules, directives, orders, decrees, injunctions, agency requirements, licenses or permits of any Insurance Department regulating the business or products of insurance.

“Insurance License” has the meaning set forth in Section 2.14(a).

“Insurance Policies” has the meaning set forth in Section 2.19.

“Insurance Regulatory Agreements and Judgments” has the meaning set forth in Section 2.13(f).

“Insurance Reserves” has the meaning set forth in Section 2.6(d).

“Intellectual Property” means: (a) patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations in part, renewals, extensions and reexaminations thereof, all patents that may issue on such applications, and all rights therein provided by applicable Law; (b) Trademarks; (c) copyrightable works and works of authorship (including computer software), copyrights, registrations and applications for registration thereof, and all rights therein provided by applicable Law; (d) trade secrets; (e) the tangible embodiments of any of the foregoing; and (f) the right to sue for past infringement of any of the foregoing.

“Intercompany Agreements” has the meaning set forth in Section 4.9.

“Interim Balance Sheets” has the meaning set forth in Section 4.10(b).

“Interim Financial Statements” has the meaning set forth in Section 2.6(a).

“Interim Income Statements” has the meaning set forth in Section 4.10(c).

“Investment Assets” means any investment assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by any Acquired Company, including bonds, notes, debentures, mortgage loans, real estate and all other instruments of Indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes.

“IRS” has the meaning set forth in Section 2.17(g).

“Knowledge” means, with respect to Seller, the actual knowledge of Scott Bower, Richard Martin and Blake Larson, and, with respect to Buyer, the actual knowledge of Stephen Ungar and John Titley, in each case after due investigation and in each case as of the date of determination.

“Laws” means any statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, pronouncement, bulletin, judgment, decree, policy, administrative or judicial doctrine, guideline or other requirement or principle of common law enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to Buyer, Seller or any Acquired Company or any of their respective businesses, properties or assets, as the case may be.

“Leased Real Property” has the meaning set forth in Section 2.10(d).

“Leases” has the meaning set forth in Section 2.10(d).

“Liability” means any and all liabilities, obligations, debts and commitments of any kind, character or description.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Lines of Business” has the meaning set forth in Section 2.14(c).

“Litigation” means (i) any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, or (ii) any investigation, examination or audit by any Governmental Authority, in either case alleging potential liability, noncompliance with Laws, wrongdoing or misdeed.

“Losses” has the meaning set forth in Section 7.2(a).

“Master Services Agreement” means the master services agreement between Buyer and Seller to be entered into at the Closing substantially in the form of Exhibit B hereto (except as otherwise indicated therein).

“Material Adverse Effect” means any circumstance, development, change, effect, event, occurrence or state of facts that, individually, or in the aggregate with all other circumstances, developments, changes, effects, events, occurrences or facts, is or would reasonably be expected to be material and adverse to the assets, financial condition or results of operations of the Acquired Companies, taken as a whole; provided that any such circumstance, development, change, effect, event, occurrence or state of facts resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (i) any change, development, event or occurrence arising out of or relating to economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (ii) any change, development, event or occurrence affecting the industry in which the Acquired Companies operate or in which products or services of the Acquired Companies are used or distributed, including increases in energy, electricity, raw material or other operating costs, (iii) any change in Laws, SAP or GAAP, or the enforcement or interpretation thereof, applicable to the Acquired Companies, (iv) any change, development, event or occurrence arising out of or relating to natural catastrophe events, acts of terrorism or, war (whether or not declared) or other hostilities, (v) any change in the financial condition of the Acquired Companies to the extent that such change has been remedied at or prior to the Closing or was reflected or provided for or reserved against in calculating the Estimated Closing TBV, (vi) any failure of the Acquired Companies to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics, or any downgrade or potential downgrade of the credit or financial strength rating of any Acquired Companies by any rating agency (it being understood that the underlying facts giving rise or contributing to such failure, change or downgrade or potential downgrade and the other effects thereof shall not be excluded pursuant to this clause (vi)), (vii) the announcement and pendency of this Agreement and the transactions contemplated hereby, (viii) any action or failure to act on the part of Seller or any Acquired Company required by this Agreement or requested or consented to in writing by Buyer and (ix) any action on the part of Buyer or any of its Affiliates, except, in the case of clauses (i) through (iv) of this paragraph, to the extent the effect on the Acquired Companies was materially disproportionate to the effect on the other participants in the industry in which the Acquired Companies operate.

“Material Contract” has the meaning set forth in Section 2.9(b).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” within the meaning of section 4001(a)(3) of ERISA.

“New Plans” has the meaning set forth in Section 4.5(b).

“Note Amount” means the aggregate amount of the Acquired Companies’ liability under the Note referenced in item 3 of Section 4.1 of the Seller Disclosure Letter (the “Note”).

“Objection Notice” has the meaning set forth in Section 1.2(b)(iii).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Outside Accountants” has the meaning set forth in Section 8.2(c).

“Owned Intellectual Property” means the Company Intellectual Property owned by the Acquired Companies.

“Owned Real Property” has the meaning set forth in Section 2.10(c).

“Permits” has the meaning set forth in Section 2.13(b).

“Permitted Liens” means (i) liens for current Taxes or other governmental charges not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established and are or will be reflected on the books of the Acquired Companies as of the Balance Sheet Date, (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business or in connection with construction contracts for amounts that are not delinquent or are being contested in good faith and that would not individually or in the aggregate be materially adverse to the Business, (iii) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Leased Real Property that do not, and would not reasonably be expected to materially interfere with the use thereof as currently used by the Acquired Companies and (iii) Liens that, individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value of any of the property, rights or assets of the business of the Acquired Companies or materially interfere with the use thereof as currently used by any of the Acquired Companies.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Information” has the meaning set forth in Section 2.25.

“Plan” has the meaning set forth in Section 2.17(a).

“Pre Closing Tax Period” means any Tax period (or portion thereof, determined in accordance with Section 8.2(f)) ending on or before the Closing Date.

“Privacy Laws” has the meaning set forth in Section 2.25.

“Purchase Price” has the meaning set forth in Section 1.1.

“Qualified Reps” means the representations and warranties set forth in Section 2.6, Section 2.7, Section 2.8 and Section 2.9.

“Rating Agency” has the meaning set forth in Section 2.23.

“Reinsurance Agreements” has the meaning set forth in Section 2.22(a).

“Reserving Practices and Policies” means the practices and procedures utilized by the Company Insurers, utilizing accepted industry practices, in the ordinary course of business in establishing the amount of and methodologies for determining Insurance Reserves of the Company Insurers.

“Restricted Territories” has the meaning set forth in Section 4.8(a).

“Restrictive Covenants” has the meaning set forth in Section 4.8(d).

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SAP” means, with respect to the statutory accounting practices which are prescribed or permitted by the Departments of Insurance in the state of domicile of the applicable Company Insurer, as applied by such Company Insurer on a consistent basis.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“Seller Disclosure Letter” means the letter, dated as of the date hereof, delivered by Seller to Buyer prior to the execution of this Agreement and identified as the Seller Disclosure Letter.

“Seller Group” means Seller and all of its Subsidiaries.

“Seller IP” has the meaning set forth in Section 4.14(a).

“Seller Parties” has the meaning set forth in Section 7.2(b).

“Seller Trademarks” has the meaning set forth in Section 4.14(a).

“Shares” has the meaning set forth in the Recitals.

“SIC” has the meaning set forth in the Recitals.

“SICL” has the meaning set forth in the Recitals.

“SIC Shares” has the meaning set forth in the Recitals.

“SICL Shares” has the meaning set forth in the Recitals.

“Specified Reserving Policies” with respect to the workers’ compensation line of business, means recording loss and allocated loss adjustment expenses: (i) for Accident Year 2015, based on a rate per $100 of payroll of $4.55 for California Member, $3.54 for California Corporate, $2.08 for Oregon, $2.47 for Arizona, and $2.16 for Nevada prior to any deductible credits and (ii) for any subsequent accident year, based on the rate per $100 of payroll produced by the point estimate set forth in the Aon report for the preceding year, determined on the same basis as in the Aon Report.

“Statutory Statements” means, collectively, (i) the annual statements of each Company Insurer, as filed with the Insurance Department of such Company Insurer, together with the actuarial opinions accompanying such financial statements and (ii) the quarterly statements of each Company Insurer, as filed with its Insurance Department of such Company Insurer’s state of domicile.

“Straddle Period” has the meaning set forth in Section 8.2(f)

“Subsequent Period Statutory Statements” has the meaning set forth in Section 4.10(a).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person.

“Supplemental Schedules” has the meaning set forth in Section 4.6.

“Tangible Book Value” means, as of any date of determination, an amount equal to the stockholders’ equity, minus goodwill and intangible assets (excluding deferred acquisition costs) of the Acquired Companies, in each case determined in accordance with the Applicable Accounting Principles; provided, that notwithstanding anything herein to the contrary, in no event shall Tangible Book Value include any amounts received by any Acquired Company in respect of the Contributed Amount, and all calculations of Tangible Book Value shall exclude the Contributed Amount for all purposes hereunder.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax of any kind whatsoever imposed by any Governmental Authority, together with any interest, penalty or addition to tax imposed by such Governmental Authority with respect thereto.

“Tax Attributes” means, with respect to any Tax, any tax basis, net operating loss carryovers, net capital loss carryovers, credits and similar Tax items of any Person.

“Taxing Authority” means any federal, state, local or foreign governmental authority, quasi-governmental authority, instrumentality or political or other subdivision, department or branch of any of the foregoing, with the legal authority to impose, assess or collect Taxes.

“Tax Claim” has the meaning set forth in Section 8.2(a).

“Tax Indemnified Party” has the meaning set forth in Section 8.2(a).

“Tax Indemnifying Party” has the meaning set forth in Section 8.2(a).

“Tax Package” has the meaning set forth in Section 8.2(e).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any amendment thereof, schedule or attachment thereto, required to be filed with any Taxing Authority.

“Third Party Claim” has the meaning set forth in Section 7.2(d)(i).

“Trademark License Agreement” has the meaning set forth in Section 4.14(a).

“Trademarks” mean trademarks, service marks, trade dress, logos, Internet domain names, other similar designations of source or original and general intangibles of like nature, any and all common law rights thereto, and registrations and applications for registration thereof (including intent-to-use applications), all rights therein provided by applicable Law, and all reissues, extensions and renewals of any of the foregoing together with the goodwill symbolized by or associated with any of the foregoing.

“Transfer Taxes” has the meaning set forth in Section 8.2(h).

“Transferred Employees” has the meaning set forth in Section 4.5(a).

“Treasury Regulations” means the regulations prescribed under the Code.

9.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits and Disclosure Letters annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or

“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. Any document, list or other item shall be deemed to have been “made available” or “delivered” to Buyer for all purposes of this Agreement if such document, list or other item was posted in the electronic data room established by Seller in connection with the transactions contemplated hereby or a physical or electronic copy thereof was delivered to Buyer or its representatives.

ARTICLE 10

Miscellaneous

10.1 Notices. All notices, requests, demands, waivers and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-Business Day or overnight mail or delivery, or (d) sent by facsimile or email with receipt confirmed (followed by delivery of an original via next-Business Day or overnight mail or delivery), as follows:

if to Buyer,

AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, NY 10038

Fax: (212) 220-7130

Telephone: (212) 220-7120

Attention: Stephen Ungar

Email: sungar@amtrustgroup.com

and:

AmTrust Financial Services, Inc.

800 Superior Avenue East, 21st Floor

Cleveland, OH 44114

Telephone: (216) 525-5115

Attention: John N. Titley

Email: john.titley@amtrustgroup.com

if to Seller,

Unified Grocers, Inc.

5200 Sheila Street

Commerce, CA 90040

Fax: (323) 729-6601

Attention: Richard J. Martin

Email: rmartin@unifiedgrocers.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

555 West Fifth Street

Los Angeles, CA 90013

Fax: (213) 896-6000

Attention: Michael Rosenfield

Email: mrosenfield@sidley.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed received (i) if by personal delivery, on the date of such delivery, (ii) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (iii) if by next-Business Day or overnight mail or delivery, on the day delivered or (iv) if by fax or email on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt, provided that a copy is also sent by next-Business Day or overnight mail or delivery.

10.2 Amendment; Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

10.3 Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, whether or not consummated, shall be paid by the party incurring such costs, fees or expenses.

10.4 Governing Law, Etc.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Buyer and Seller hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of Buyer and Seller irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; provided that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party hereto other than by Buyer of the right to purchase all or a portion of the Agency Shares to a wholly-owned Subsidiary, provided that no such transfer or assignment will relieve Buyer of its obligations hereunder. Under any such permitted assignment, the references in this Agreement to Buyer shall also apply to any such assignee unless the context otherwise requires.

10.6 Entire Agreement. This Agreement, the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof and thereof.

10.7 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.8 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as specifically provided under Articles 7 and 8, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns.

10.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 10.4, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

10.10 Schedules. Buyer acknowledges and agrees with Seller that disclosure of any fact or item in the Seller Disclosure Letter by Seller referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section to the extent the relevance of such disclosure to such other paragraph or section is reasonably apparent. Disclosure of any fact or item in the Seller Disclosure Letter shall not necessarily mean that such item or fact is material to the business or financial condition of the Acquired Companies individually or taken as a whole. The Seller Disclosure Letter shall not be construed as constituting, representations or warranties of Seller, except and to the extent provided in this Agreement. Matters disclosed in the Seller Disclosure Letter are not necessarily limited to matters that are required by this Agreement to be disclosed in the Seller Disclosure Letter. Buyer acknowledges and agrees with Seller that such additional matters are set forth in the Seller Disclosure Letter for informational purposes only and do not include other matters of a similar nature or impose any duty or obligation to disclose any information beyond what is required by this Agreement.

10.11 Concerning Counsel

(a) Each of Sidley Austin LLP and Sheppard, Mullin, Richter & Hampton LLP (collectively, “Counsel”) has acted as counsel for Seller and the Acquired Companies (collectively, the “Clients”) for various matters before the Closing, including in connection with this Agreement and the transactions contemplated hereby (collectively, the “Pre-Closing Engagements”), and in that connection not as counsel for any other Person, including Buyer or its Affiliates. Only the Clients shall be considered clients of Counsel for purposes of the Pre-Closing Engagements. From and after the Closing, any and all communications between the Clients and Counsel made in the course of or relating to the Pre-Closing Engagements shall be deemed to be attorney-client confidences that belong solely to Seller and not to the Acquired Companies. Buyer and its Affiliates (including, after the Closing, the Acquired Companies) shall not have access to any such communications, or to the files of Counsel relating to the Pre-Closing Engagements. Without limiting the generality of the foregoing, notwithstanding that the Acquired Companies were or are clients in the Pre-Closing Engagements, from and after the Closing, (i) Seller shall be the sole holder of the attorney-client privilege with respect to the Pre-Closing Engagements, and none of Buyer, the Acquired Companies or any of their respective Affiliates shall be a holder thereof, (ii) to the extent that files of Counsel in respect of the Pre-Closing Engagements would constitute property of the Clients (including Seller and the Acquired Companies), only Seller shall hold such property rights, and (iii) Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer, Acquired Companies or any of their respective Affiliates by reason of any attorney-client relationship between Counsel and the Acquired Companies or otherwise.

(b) If Seller so desires, and without the need for any consent or waiver by Buyer or the Acquired Companies, Counsel shall be permitted to represent Seller after the Closing in connection with any matter, including anything related to the transactions contemplated by this Agreement or any disagreement or dispute in connection therewith or any other matter relating to a Pre-Closing Engagement. Without limiting the generality of the foregoing, after the Closing, Counsel shall be permitted to represent Seller, any of its representatives, or any one or more of them, in connection with any negotiation, transaction or dispute (where “dispute” includes litigation, arbitration or other adversarial proceedings) with Buyer, any Acquired Company or any of their representatives relating to any Pre-Closing Engagements, including indemnification claims or any other matter related to this Agreement, any Ancillary Agreement or the transactions contemplated by this Agreement. Buyer, on behalf of itself and its Affiliates, including Acquired Companies, hereby consents to the disclosure to Seller by Counsel of any information learned by Counsel in the course of its representation of the Clients, whether or not such information is subject to the attorney-client privilege or Counsel’s duty of confidentiality and whether such disclosure is made before or after the Closing, and irrevocably waives any right it may have to discover or obtain information or documentation relating to the representation of the Clients by Counsel relating to any Pre-Closing Engagements. Buyer shall not, and from and after the Closing shall cause the Acquired Companies not to, assert any claim against Counsel in respect of legal services provided to the Clients by Counsel.

(c) From and after the Closing, the Acquired Companies shall cease to have any attorney-client relationship with Counsel relating to the Pre-Closing Engagements, unless otherwise agreed to in writing by the Parties hereto.

(d) Seller (on behalf of itself and the Acquired Companies) and Buyer consent to the foregoing arrangements and waive any actual or potential conflict of interest that may be involved in connection with any representation by Counsel permitted hereunder.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

UNIFIED GROCERS, INC.

By	/s/ Richard J. Martin
Name:	Richard J. Martin
Title:	Executive Vice President and
Chief Financial Officer

AMTRUST FINANCIAL SERVICES, INC.

By	/s/ Stephen Ungar
Name:	Stephen Ungar
Title:	Secretary